                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                CYTOMEDIX, INC.,

                                 CYTOMEDIX N.V.

                               CHS SERVICES, INC.

                                       AND

                         CURATIVE HEALTH SERVICES, INC.

                                   DATED AS OF

                                OCTOBER 12, 2000

                                TABLE OF CONTENTS
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ASSET PURCHASE AGREEMENT..........................................................................................1

ARTICLE I.DEFINITIONS.............................................................................................1

ARTICLE II.SALE AND TRANSFER OF ASSETS; CLOSING...................................................................9

         Section 2.1      Assets to Be Sold.......................................................................9
         Section 2.2      Excluded Assets........................................................................11
         Section 2.3      Consideration..........................................................................12
         Section 2.4      Liabilities............................................................................12
         Section 2.5      Allocation.............................................................................14
         Section 2.6      Closing................................................................................14
         Section 2.7      Closing Obligations....................................................................14
         Section 2.8      Adjustment Amount......................................................................17

ARTICLE III.REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................19

         Section 3.1      Organization and Good Standing.........................................................19
         Section 3.2      Enforceability, Authority, No Conflict.................................................20
         Section 3.3      Financial Statements...................................................................21
         Section 3.4      Books and Records......................................................................21
         Section 3.5      Sufficiency of Assets..................................................................21
         Section 3.6      Real Property, Condition of Facilities.................................................22
         Section 3.7      Personal Property......................................................................23
         Section 3.8      Inventories............................................................................23
         Section 3.9      No Undisclosed Liabilities.............................................................24
         Section 3.10     Taxes..................................................................................24
         Section 3.11     No Material Adverse Change.............................................................24
         Section 3.12     Employees..............................................................................24
         Section 3.13     Employee Benefits......................................................................25
         Section 3.14     Compliance With Legal Requirements; Governmental Authorizations........................25
         Section 3.15     Legal Proceedings; Orders..............................................................27
         Section 3.16     Absence of Certain Changes and Events..................................................27
         Section 3.17     Contracts; No Defaults.................................................................28
         Section 3.18     Insurance..............................................................................29
         Section 3.19     Environmental Matters..................................................................29
         Section 3.20     Intellectual Property..................................................................30
         Section 3.21     Compliance with FDA and Related Legal Requirements.....................................33
         Section 3.22     Certain Payments.......................................................................33
         Section 3.23     Relationships with Related Persons.....................................................34
         Section 3.24     Brokers or Finders.....................................................................34
         Section 3.25     Solvency...............................................................................34
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                                       i

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ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................35

         Section 4.1      Organization and Good Standing.........................................................35
         Section 4.2      Authority, No Conflict.................................................................35
         Section 4.3      Certain Proceedings....................................................................36
         Section 4.4      Financial Statements...................................................................36
         Section 4.5      Brokers or Finders.....................................................................36
         Section 4.6      No Material Adverse Change.............................................................36
         Section 4.7      No Undisclosed Liabilities.............................................................36
         Section 4.8      Solvency...............................................................................37

ARTICLE V.COVENANTS OF SELLER PRIOR TO CLOSING...................................................................37

         Section 5.1      Access and Investigation...............................................................37
         Section 5.2      Operation of the Business of Seller....................................................37
         Section 5.3      Negative Covenant......................................................................38
         Section 5.4      Required Approvals.....................................................................38
         Section 5.5      Notification...........................................................................38
         Section 5.6      No Negotiation.........................................................................38
         Section 5.7      Best Efforts...........................................................................39
         Section 5.8      Payment of Liabilities.................................................................39
         Section 5.9      Distribution Agreement.................................................................39

ARTICLE VI.COVENANTS OF BUYER PRIOR TO CLOSING...................................................................39

         Section 6.1      Required Approvals.....................................................................39
         Section 6.2      Best Efforts...........................................................................39
         Section 6.3      Distribution Agreement.................................................................39
         Section 6.4      Cytomedix GmbH.........................................................................39

ARTICLE VII.CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..................................................40

         Section 7.1      Accuracy of Representations............................................................40
         Section 7.2      Seller's Performance...................................................................40
         Section 7.3      Intentionally Omitted..................................................................40
         Section 7.4      Additional Documents...................................................................40
         Section 7.5      No Proceedings.........................................................................41
         Section 7.6      No Injunction..........................................................................41
         Section 7.7      Governmental Authorizations............................................................41
         Section 7.8      Employees..............................................................................42
         Section 7.9      Preparation of Financial Statements....................................................42

ARTICLE VIII.CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE................................................42

         Section 8.1      Accuracy of Representations............................................................42
         Section 8.2      Buyer's Performance....................................................................42
         Section 8.3      Intentionally Omitted..................................................................42
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                                       ii

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         Section 8.4      Additional Documents...................................................................42
         Section 8.5      No Injunction..........................................................................43

ARTICLE IX.TERMINATION...........................................................................................43

         Section 9.1      Termination Events.....................................................................43
         Section 9.2      Effect of Termination..................................................................43

ARTICLE X.ADDITIONAL COVENANTS...................................................................................44

         Section 10.1     Employees and Employee Benefits........................................................44
         Section 10.2     Payment of All Taxes Resulting From Sale of Assets by Seller...........................45
         Section 10.3     Payment of Other Retained Liabilities..................................................46
         Section 10.4     Reports and Returns....................................................................46
         Section 10.5     Insurance..............................................................................46
         Section 10.6     Further Assurances.....................................................................46
         Section 10.7     Access to Patient Data Base of Seller..................................................46
         Section 10.8     Cooperation in the Event of FDA Action.................................................46
         Section 10.9     Audited Financial Statements...........................................................47
         Section 10.10    Right to Audit.........................................................................47
         Section 10.11    BTG Agreement..........................................................................47

ARTICLE XI.INDEMNIFICATION.......................................................................................47

         Section 11.1     Survival...............................................................................47
         Section 11.2     Indemnification and Reimbursement By Seller............................................47
         Section 11.3     Indemnification and Reimbursement by Buyer.............................................48
         Section 11.4     Time Limitations.......................................................................48
         Section 11.5     Recoveries.............................................................................49
         Section 11.6     Limitations on Amount -Seller..........................................................49
         Section 11.7     Limitations on Amount -Buyer...........................................................50
         Section 11.8     Procedure for Indemnification -Third Party Claims......................................50
         Section 11.9     Procedure For Indemnification -Other Claims............................................51

ARTICLE XII.GENERAL PROVISIONS...................................................................................51

         Section 12.1     Confidentiality; Public Announcements..................................................51
         Section 12.2     Expenses...............................................................................52
         Section 12.3     Notices................................................................................52
         Section 12.4     Jurisdiction, Service of Process.......................................................53
         Section 12.5     Enforcement of Agreement...............................................................53
         Section 12.6     Waiver.................................................................................53
         Section 12.7     Entire Agreement and Modification......................................................54
         Section 12.8     Assignments, Successors, and No Third-Party Rights.....................................54
         Section 12.9     Severability...........................................................................54
         Section 12.10    Section Headings, Construction, Schedules..............................................54
         Section 12.11    Governing Law..........................................................................55
         Section 12.12    Execution of Agreement, Counterparts...................................................55
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                                      iii

                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement (the "Agreement"), is made and entered into as of October 12, 2000, by and among Cytomedix, Inc., a Delaware corporation ("Cytomedix, Inc.") (Cytomedix, Inc. and Cytomedix GmbH, at such time that Cytomedix GmbH enters into this Agreement as set forth in Section 6.4 below, jointly and severally, the "Buyer"), Cytomedix N.V., a Netherlands corporation ("Cytomedix N.V."), Curative Health Services, Inc., a Minnesota corporation ("Curative Health Services"), and CHS Services, Inc., a Delaware corporation ("CHS Services") (Curative Health Services and CHS Services, jointly and severally, the "Seller").

                                    RECITALS

                  Seller desires to sell, and Buyer desires to purchase, the Assets (as defined below) for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

                  In consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Article I:

                  "Accounts Receivable" - (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or debts, (b) all other accounts or notes receivable and the full benefit of all security for such accounts or notes, and (c) any claims, remedies and other rights related to any of the foregoing.

                  "Actual Knowledge" - an individual will be deemed to have "Actual Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, without conducting any investigation. Seller will be deemed to have "Actual Knowledge" of a particular fact or other matter if Karen Wood Blume, Bobby Kimbro, William Tella or John Prior, has Actual Knowledge of such fact or other matter (as set forth above). Buyer will be deemed to have "Actual Knowledge" of a particular fact or other matter if Christopher Caywood, James Cour or Glenn Charlesworth has Actual Knowledge of such fact or other matter (as set forth above).

                  "Adjustment Amount" - as defined in Section 2.8(a).

                  "Agreement" - as defined in the first paragraph of this Agreement.

                  "Asset and Liability Information" - as defined in Section 3.3.

                  "Assets" - as defined in Section 2.1.

                  "Assignment and Assumption Agreement" - as defined in Section 2.7(a)(ii)(B).

                  "Assignment and Assumption of Lease" - as defined in Section 2.7(a)(iii).

                  "Assignment of Marks" - as defined in Section 2.7(a)(iv).

                  "Assignment of Patents" - as defined in Section 2.7(a)(v).

                  "Assumed Liabilities" - as defined in Section 2.4(b).

                  "Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be required to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions, dispose of or make any change to its business, or expend any material funds or incur any other material burden.

                  "Bill of Sale" - as defined in Section 2.7(a)(i).

                  "Breach" - any violation or breach of, any misrepresentation or inaccuracy in, any default under, or any failure to perform or comply with any representation, warranty, covenant, obligation, or other provision of any Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a violation, breach, misrepresentation, inaccuracy, default or failure.

                  "BTG Agreement" - that certain Commercialization Agreement dated as of January 19, 1998, by and between BTG USA, Inc., a Delaware corporation, and Curative Health Services.

                  "Bulk Sales Law" - as defined in Section 5.8.

                   "Business Day" - any day other than Saturday or Sunday or any other day on which banks in New York are permitted or required to be closed.

                  "Buyer" - as defined in the first paragraph of this Agreement.

                  "Buyer Indemnified Persons" - as defined in Section 11.2.

                  "Buyer's Advisors" - as defined in Section 5.1

                  "Buyer's Closing Documents" - as defined in Section 4.2(a).

                  "Buyer Public Financial Statements" - as defined in Section
4.4.

                  "CHS Services" - as defined in the first paragraph of this Agreement.

                  "Closing" - as defined in Section 2.6.

                  "Closing Date" - as defined in Section 2.6.

                  "Closing Date Valuation" - as defined in Section 2.8(c).

                  "Closing Tangible Assets Book Value" - as defined in Section 2.8(c).

                  "COBRA" - the requirements of Section 4908 of the Code and Sections 601 through 608 of ERISA.

                  "Code" - the Internal Revenue Code of 1986, as amended, or any successor law, regulations issued by the IRS pursuant to the Code or any successor law.

                  "Consent" - any approval, consent, ratification, waiver, or other authorization.

                  "Contemplated Transactions" - all of the transactions contemplated by this Agreement.

                  "Contract" - any agreement, contract, lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied).

                  "Contribution Margin Information" - as defined in Section 3.3.

                  "Copyrights" - as defined in Section 3.20(a)(i)(C).

                  "Curative Corporate Headquarters" - as defined in Section 2.2(k).

                  "Curative Health Services" - as defined in the first paragraph of this Agreement.

                  "Cytomedix GmbH" - as defined in Section 6.4.

                  "Cytomedix GmbH Assignment and Assumption Agreement" - as defined in Section 2.7(a)(ii)(B).

                  "Cytomedix GmbH Assumed Liabilities" - as defined in Section 2.4(b).

                  "Cytomedix GmbH Purchased Assets" - as defined in Section 2.1(b).

                  "Cytomedix GmbH Purchase Price" - as defined in Section 2.3.

                  "Cytomedix GmbH Seller Contracts" - as defined in Section 2.1(b)(i).

                  "Cytomedix, Inc." - as defined in the first paragraph of this Agreement.

                  "Cytomedix, Inc. Assignment and Assumption Agreement" - as defined in Section 2.7(a)(ii)(A).

                  "Cytomedix, Inc. Assumed Liabilities" - as defined in Section 2.4(a).

                  "Cytomedix, Inc. Guaranty Agreement" - as defined in Section 2.7(a)(xii).

                  "Cytomedix, Inc. Purchased Assets" - as defined in Section 2.1(a).

                  "Cytomedixc, Inc. Purchase Price" - as defined in Section 2.3.

                  "Cytomedix, Inc. Seller Contracts" - as defined in Section 2.1(a)(iv).

                  "Cytomedix N.V." - as defined in the first paragraph of this Agreement.

                  "Cytomedix N.V. Guaranty Agreement" - as defined in Section 2.7(a)(xi)

                  "Cytomedix 10-Q" - as defined in Section 4.6.

                  "Damages" - as defined in Section 11.2.

                  "Distribution Agreement" - as defined in Section 5.9.

                  "Employee Benefit Plan" - any plan, program or agreement which Seller has maintained, sponsored or obligated itself under with respect to employees' benefits or welfare, including without limitation employee pension benefit plans (as defined in Section 3(2) of ERISA), employee welfare benefit plans (as defined in Section 3(1) of ERISA), bonus or incentive compensation, stock option or equity participation plans.

                  "Employees" - as defined in Section 3.12(a).

                  "Encumbrance" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right-of-way, easement, encroachment, servitude, right of first option, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

                  "Environmental, Health and Safety Liabilities" - any Damages or Legal Requirements arising from or under any Environmental Law or Occupational Safety and Health Law.

                  "Environmental Law" - any Legal Requirement designed to regulate, punish or remedy the consequences of actions that damage the environment or public health and safety.

                  "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "Exchange Act" - the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" - as defined in Section 2.2.

                  "Facilities" - the blood processing facilities owned or operated by Seller in connection with the Procuren Operations located on the Leased Parcels and the Hospital Parcels set forth on Schedule 3.6(b).

                  "FDA" - the United States Food and Drug Administration.

                  "GAAP" - generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.3 were prepared.

                  "Governing Documents" - with respect to any particular entity,
(a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) any other charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (f) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

                  "Governmental Authorization" - any Consent, license, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, but specifically excluding any general business license.

                  "Governmental Body" - any:

                           (a) domestic or foreign federal, state, local, or
                  municipal government;

                           (b) domestic or foreign governmental authority of any
                  nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental powers);

                           (c) domestic or foreign body exercising any
                  administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; or

                           (d) official of any of the foregoing.

                  "Hazardous Material" - any substance, material or waste which is regulated by any Governmental Body, including any waste which is defined or contains a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "biohazardous waste," biomedical waste," "medical waste," "sharps," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos or asbestos-containing material, urea formaldehyde, radioactive materials, and polychlorinated biphenyls.

                  "Hired Employees" - as defined in Section 10.1(a).

                  "Hospital Parcels" - as defined in Section 3.6(b).

                  "Hospital Parcel Contract" - as defined in Section 3.6(b).

                  "Improvements" - all trade fixtures and improvements made by or on behalf of the tenant located on the Parcels or included in the Assets, including those under construction.

                  "Independent Accountants" - as defined in Section 2.8(e).

                  "Intellectual Property Assets" - as defined in Section
3.20(a).

                  "Interim Assets and Liability Information" - as defined in
Section 3.3.

                  "Interim Tangible Assets Book Value" - as defined in Section 2.8(b).

                  "Inventories" - all inventories of Seller used in connection with the Procuren Operations (including the Product), wherever located, including all work in process, raw materials, and all other materials and supplies to be used or consumed by Seller in the production and distribution of finished goods, but excluding the finished Product.

                  "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                           (a) such individual is actually aware of such fact or
                  other matter; or

                           (b) a prudent individual could be expected to
                  discover or otherwise become aware of such fact or other matter in the ordinary course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement.

                  Seller will be deemed to have "Knowledge" of a particular fact or other matter if Karen Wood Blume, Bobby Kimbro, William Tella or John Prior, has Knowledge of such fact or other matter (as set forth in (a) and (b) above). Buyer will be deemed to have "Knowledge" of a particular fact or other matter if Christopher Caywood, James Cour or Glenn Charlesworth has Knowledge of such fact or other matter (as set forth in (a) and (b) above).

                  "Leased Parcel" - as defined in Section 3.6(b).

                  "Legal Requirement" - any applicable domestic or foreign federal, state, local, or municipal law, ordinance, principle of common law, code, regulation, statute, or treaty.

                  "Liability" - with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

                  "Marks" - as defined in Section 3.20(a)(i).

                  "Non-Real Property Encumbrances" - as defined in Section
3.7(a).

                  "Occupational Safety and Health Law" - any Legal Requirement designed to regulate occupational safety and health hazards in the workplace, including the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.

                  "Order" - any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

                  "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action:

                           (a) is consistent in nature, scope and magnitude with
                  the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b) does not require authorization by the board of
                  directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

                           (c) is similar in nature, scope and magnitude to
                  actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Other Authorities" - as defined in Section 3.21(a).

                  "Parcels" - the Leased Parcels and the Hospital Parcels.

                  "Patents" - as defined in Section 3.20(a)(ii).

                  "Peptides Patents" - as defined in Section 3.20(a)(ii).

                  "Permitted Encumbrance" - any Permitted Non-Real Property Encumbrances or Permitted Real Property Encumbrances.

                  "Permitted Non-Real Property Encumbrances" - as defined in
Section 3.7(a).

                  "Permitted Real Property Encumbrance" - means all Encumbrances on the fee interest in the Parcels.

                  "Person" - an individual, partnership, corporation, business trust, limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Body.

                  "Personnel Records" - any Records relating to any Employee that have previously been disclosed to such Employee, including such Employee's resume, job description, application, performance reviews, discipline records, salary history and letters of commendation.

                  "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "Procuren Operations" - the development, manufacturing, marketing, licensing and distribution of the Product as currently conducted by Seller.

                  "Procuren Patents" - as defined in Section 3.20(a)(i)(B).

                  "Product" - Procuren(R), a thrombin-induced platelet releasate.

                  "Purchase Price" - as defined in Section 2.3.

                  "Real Property" - the Parcels and Improvements.

                  "Record" - information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Related Person" - is:

                           (a) with respect to a particular individual, each
                  other member of the individual's Family;

                           (b) any Person that, directly or indirectly,
                  controls, is controlled by, or is under common control with a specified Person, including a member of an individual's Family;

                           (c) any Person (including members of an individual's
                  Family, individually or in the aggregate) that holds a Material Interest in a specified Person;

                           (d) each Person that, or with respect to which one or
                  more members of a specified individual's Family, serves as a director, officer, partner, executor, or trustee of a specified Person (or in a similar capacity);

                           (e) any Person in which a specified Person holds a
                  Material Interest; and

                           (f) any Person with respect to which a specified
                  Person serves as a general partner or a trustee (or in a similar capacity).

                  For purposes of this definition, (a) "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; (b) the "Family" of an individual includes any relationship by blood, marriage or adoption, not more remote than first cousin; and (c) "Material Interest" means direct or indirect beneficial ownership (defined as the power to vote or to direct the voting of, or the power to dispose of, an equity security) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

                  "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other authorized representative of such Person, including legal counsel, accountants, and financial advisors.

                  "Retained Liabilities" - as defined in Section 2.4(c).

                  "Royalty Agreement" - as defined in Section 2.7(a)(viii).

                  "Securities Act" - the Securities Act of 1933, as amended.

                  "Seller" - as defined in the first paragraph of this Agreement.

                  "Seller Contract" - as defined in Section 2.1(b)(i).

                  "Seller Lease" - as defined in Section 3.6(b).

                  "Seller's Closing Documents" - as defined in Section 3.2(a).

                  "Seller Public Financial Statements" - as defined in Section 3.3.

                  "Severance Plan" - as defined in Section 10.1(a).

                  "Subsidiary" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of board of directors or similar governing body, or otherwise having the power to direct its business and policies (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by Owner, directly or indirectly.

                  "Supply Agreement" - as defined in Section 2.7(a)(x).

                  "Tangible Assets Book Value" - as defined in Section 2.8(b).

                  "Tangible Personal Property" - all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller in connection with the Procuren Operations (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto, but excluding those items set forth in Section 2.2(k).

                  "Tax" - any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collect by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

                  "Trade Secrets" - as defined in Section 3.20(a)(i)(D).

                  "Transitional Services Agreement" - as defined in Section 2.7(a)(ix).

                                   ARTICLE II.
                      SALE AND TRANSFER OF ASSETS; CLOSING

                  Section 2.1 Assets to Be Sold.

                           (a) Upon the terms and subject to the conditions set
                  forth in this Agreement, at the Closing, Curative Health Services, Inc. shall sell, convey, assign, transfer and deliver to Cytomedix, Inc., and Cytomedix, Inc. shall purchase and acquire from Curative Health Services, Inc., free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to the following assets, wherever located (the "Cytomedix, Inc. Purchased Assets"):

                                    (i) all leasehold and other title to or
                           interest in the Real Property;

                                    (ii) all Tangible Personal Property as of
                           the Closing Date, including those items described in
                           Schedule 2.1(a)(ii);

                                    (iii) all Inventories as of the Closing
                           Date;

                                    (iv) all Seller's rights in, to and under
                           all the Contracts listed on Schedule 3.6(b) and
                           Schedule 3.17(a) (the "Cytomedix, Inc. Seller Contracts");

                                    (v) all Governmental Authorizations relating
                           to the Procuren Operations listed on Schedule 3.14(b), and all pending applications therefor or renewals thereof, in each case to the extent transferable to Cytomedix, Inc.;

                                    (vi) all of the following data and Records
                           of Seller principally relating to the Procuren Operations and the Peptide Patents: (i) client and customer lists and Records, (ii) raw data, (iii) research and development reports and Records, (iv) production reports and Records, (v) service and warranty Records, (vi) equipment logs, operating guides and manuals, (vii) the creative materials, advertising materials and promotional materials described in Schedule 2.1(a)(vi), (viii) clinical research or other studies, reports and correspondence with respect thereto, (ix) copies of the Personnel Records, (x) copies of all financial and accounting Records of Seller relating to the Procuren Operations (if applicable, in compatible electronic format), and
                           (xi) all other data and Records located at the Facilities.

                                    (vii) all insurance benefits, including
                           rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date, unless expended in accordance with this Agreement;

                                    (viii) all claims of Seller against third
                           parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in
                           Schedule 2.1(a)(viii);

                                    (ix) all rights of Seller relating to
                           deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof in connection with the Procuren Operations (including, without limitation, any security deposits under the Seller Leases) which are not listed in Schedule 2.2(c) and which are not excluded under Section 2.2(g); and

                                    (x) all other properties and assets of every
                           kind, character and description, tangible or intangible, of every kind and description, owned by Seller and used or held for use in connection with the Facilities, whether or not similar to the items specifically set forth above, except as set forth in
                           Section 2.2 below.

                           (b) Upon the terms and subject to the conditions set
                  forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Cytomedix GmbH, and Cytomedix GmbH shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances and Encumbrances set forth as such on Schedule 3.20(c) and 3.20(i) - Software, all of Seller's right, title and interest in and to the following assets, wherever located (the "Cytomedix GmbH Purchased Assets"):

                                    (i) all Seller's rights in, to and under all
                           the Contracts listed on Schedule 3.20(b) (the "Cytomedix GmbH Seller Contracts," and together with the Cytomedix, Inc. Seller Contracts, the "Seller Contracts") and such other contracts that principally relate to the Intellectual Property Assets ; and

                                    (ii) all of the intangible rights and
                           property of Seller relating to the Procuren
                           Operations and the Peptide Patents, including Intellectual Property Assets, going concern value, goodwill, and listings and those items listed on
                           Schedule 3.20(e), Schedule 3.20(f), Schedule 3.20(g) and Schedule 3.20(i).

                           (c) The Cytomedix, Inc. Purchased Assets and the
                  Cytomedix GmbH Purchased Assets are herein referred to collectively as the "Assets". Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability in respect thereof unless the Buyer expressly assumes such Liability pursuant to
                  Section 2.4(a) or 2.4(b).

                  Section 2.2 Excluded Assets.

                  Notwithstanding anything to the contrary contained in Section
2.1 or elsewhere in this Agreement, all items not included within the Assets (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller after the Closing, which Excluded Assets include but are not limited to:

                           (a) all cash and cash equivalents and all securities
                  and short term investments relating to the Procuren
                  Operations;

                           (b) all Accounts Receivable relating to the Procuren
                  Operations;

                           (c) those rights of Seller relating to deposits and
                  prepaid expenses and claims for refunds and rights to offset in respect thereof in connection with the Procuren Operations listed on Schedule 2.2(c);

                           (d) all of Seller's insurance policies and rights
                  thereunder in connection with the Procuren Operations (except to the extent specified in Sections 2.1(a)(viii) and 2.1(a)(ix));

                           (e) all of the Seller Contracts listed Schedule
                  2.2(e);

                           (f) all personnel Records and other Records relating
                  to the Procuren Operations that Seller is required by law to retain in its possession;

                           (g) all claims for refund of Taxes and other
                  governmental charges of whatever nature relating to the Procuren Operations;

                           (h) all rights in connection with and assets of any
                  Employee Benefit Plans;

                           (i) all rights of Seller in connection with the
                  Contemplated Transactions;

                           (j) the property and assets expressly designated in
                  Schedule 2.2(j);

                           (k) all of Seller's Tangible Personal Property (i)
                  used in the general administration of the Procuren Operations and located at 150 Motor Parkway, Hauppauge, New York 11788 (the "Curative Corporate Headquarters"), or (ii) located at the wound care centers of Seller, except as set forth in
                  Schedule 2.1(a)(ii);

                           (l) all of Seller's data and Records maintained at
                  the Curative Corporate Headquarters, field offices or wound care centers, including the MediLink Database and all financial data and Records relating to the Procuren Operations or otherwise;

                           (m) all of Seller's creative materials, advertising
                  materials and promotional materials and all copyrights that are a part of such materials except as set forth in Schedule 2.1(a)(vi); and

                           (n) all of Seller's intellectual property except to
                  the extent specified in Section 2.1(b)(ii), including all of Seller's right to intellectual property embodied in the wound care center protocols to the extent that any such protocols do not relate to the Procuren Operations or the Peptide Patents and those exclusions identified in Schedule 3.20(i) - Software Section (1), as identified by an asterisk.

                  Section 2.3 Consideration.

                  The consideration for the Cytomedix, Inc. Purchased Assets (the "Cytomedix, Inc. Purchase Price") is (i) $3,102,450 plus or minus the Adjustment Amount, and (ii) the assumption of the Cytomedix, Inc. Assumed Liabilities. The consideration for the Cytomedix GmbH Purchased Assets (the "Cytomedix GmbH Purchase Price"; together with the Cytomedix, Inc. Purchase Price, the "Purchase Price") is (i) $680,121, (ii) the assumption of the Cytomedix GmbH Assumed Liabilities, and (iii) the obligation of Cytomedix GmbH to pay future royalties as set forth in the Royalty Agreement. In accordance with Section 2.7(b), at the Closing the Purchase Price, prior to adjustment on account of the Adjustment Amount, shall be delivered by Buyer to Seller as follows: (i) $3,782,571 by wire transfer to an account specified by Seller; and
(ii) the balance of the Purchase Price by the execution and delivery of the Assignment and Assumption Agreement and the Royalty Agreement. The Adjustment Amount shall be paid in accordance with Section 2.8.

                  Section 2.4 Liabilities.

                           (a) Cytomedix, Inc. Assumed Liabilities. At the
                  Closing, Cytomedix, Inc. shall assume and agree to discharge only the following specifically enumerated Liabilities of Seller (the "Cytomedix, Inc. Assumed Liabilities"):

                                    (i) any Liability arising after the Closing
                           under any Cytomedix, Inc. Seller Contract included in the Assets (other than any Liability arising out of or relating to a Breach which occurred prior to the Closing), except as otherwise set forth in the Supply Agreement; and

                                    (ii) any Liability of Seller described in
                           Schedule 2.4(a)(ii).

                           (b) Cytomedix GmbH Assumed Liabilities. At the
                  Closing, Cytomedix GmbH shall assume and agree to discharge only the following specifically enumerated Liabilities of Seller (the "Cytomedix GmbH Assumed Liabilities"; together with the Cytomedix, Inc. Assumed Liabilities, the "Assumed Liabilities"):

                                    (A) any Liability arising after the Closing
                           under any Cytomedix GmbH Seller Contract and those Contracts assigned pursuant to Section 2.1(b)(i) (other than any Liability arising out of or relating to a Breach which occurred prior to the Closing).

                                    (c) Retained Liabilities. "Retained
                           Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities. All of the Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. Retained Liabilities shall include, without limitation, all of the following Liabilities (whether relating to the Procuren Operations or otherwise):

                                             (i) any Liability arising out of or
                                    relating to products of Seller to the extent manufactured or sold prior to the Closing, including without limitation any products liability claims with respect thereto;

                                             (ii) any Liability under any
                                    Contract assumed by Buyer pursuant to
                                    Section 2.4(a) or 2.4(b) which arises after the Closing but which arises out of or relates to any Breach that occurred prior to the Closing;

                                             (iii) (A) any Liability for Taxes
                                    arising as a result of Seller's operation of the Procuren Operations or ownership of the Assets prior to Closing, (B) any Liability for Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any Liability for Taxes which were deferred prior to Closing;

                                             (iv) any Liability under any
                                    Contract not assumed by Buyer under Section
                                    2.4(a) or 2.4(b), including any Liability arising out of or relating to Seller's credit facilities, indebtedness or any security interest related thereto;

                                             (v) any Liability under any
                                    Environmental Law or Occupational Safety and
                                    Health Law, including without limitation any Liability arising out of or relating to (1) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing Date, or (2) any property or Facility at or to which, prior to the Closing Date, Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible in connection with the Procuren Operations;

                                             (vi) any Liability under the
                                    Employee Benefit Plans or relating to
                                    payroll, vacation, sick leave, workers'
                                    compensation, unemployment benefits, pension benefits, employee stock option or profit sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

                                             (vii) any Liability under any
                                    employment, severance, retention or
                                    termination agreement with any employee of Seller or any of its Related Persons;

                                             (viii) any Liability arising out of
                                    or relating to any employee grievance
                                    whether or not the affected employees are hired by Buyer;

                                             (ix) any Liability of Seller to any
                                    Related Person not assumed by Buyer under
                                    Section 2.4(a) or 2.4(b);

                                             (x) any Liability of Seller to
                                    indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

                                             (xi) any Liability arising out of
                                    any Proceeding pending as of the Closing, whether or not set forth in any of the Schedules attached hereto, or any Proceeding commenced after the Closing and arising out of, or relating to, any occurrence or event happening prior to the Closing;

                                             (xii) any Liability arising out of
                                    or resulting from Seller's compliance or non-compliance prior to the Closing with any Legal Requirement or Order of any Governmental Body;

                                             (xiii) any Liability of Seller
                                    under this Agreement or any other document executed in connection with the Contemplated Transactions; and

                                             (xiv) any Liability of Seller based
                                    upon Seller's acts or omissions occurring after the Closing.

                  Section 2.5 Allocation.

                  The Purchase Price shall be allocated in accordance with
Exhibit 2.5. After the Closing, the parties shall make consistent use of the allocation specified in Exhibit 2.5 for all Tax purposes and in any tax returns filed with the IRS in respect thereof, including IRS Form 8594. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

                  Section 2.6 Closing.

                  The consummation of the purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York at 10 a.m. (local time) on December 1, 2000, or at such other time and place as the parties may agree (the "Closing Date"). Subject to the provisions of Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  Section 2.7 Closing Obligations.

                  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

                           (a) Seller shall deliver to Buyer, together with
                  funds sufficient to pay all Taxes subject to Section 10.2 necessary for the transfer, filing or recording thereof:

                                    (i) a bill of sale in the form of Exhibit
                           2.7(a)(i) (the "Bills of Sale"):

                                             (A) for all of the Cytomedix, Inc.
                                    Purchased Assets, executed by Seller; and

                                             (B) for all of the Cytomedix GmbH
                                    Purchased Assets, executed by Seller.

                                    (ii) an assignment in the form of Exhibit
                           2.7(a)(ii):

                                             (A) of all of the Cytomedix, Inc.
                                    Purchased Assets which are intangible
                                    personal property, which assignment shall also contain Cytomedix, Inc.'s undertaking and assumption of the Cytomedix, Inc. Assumed Liabilities (the "Cytomedix, Inc. Assignment and Assumption Agreement"), executed by Seller; and

                                             (B) of all of the Cytomedix GmbH
                                    Purchased Assets which are intangible
                                    personal property, which assignment shall also contain Cytomedix, GmbH's undertaking and assumption of the Cytomedix GmbH Assumed Liabilities (the "Cytomedix GmbH Assignment and Assumption Agreement," and, together with the Cytomedix, Inc. Assignment and Assumption Agreement, the "Assignment and Assumption Agreements"), executed by Seller; and

                                    (iii) for each Seller Lease identified on
                           Schedule 3.6(b), an Assignment and Assumption of Lease in the form of Exhibit 2.7(a)(iii) (the "Assignment and Assumption of Lease"), or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Buyer and its counsel and executed by Seller;

                                    (iv) an assignment of all of the Marks in
                           the form of Exhibit 2.7(a)(iv), executed by Seller (the "Assignment of Marks");

                                    (v) an assignment of all of the Patents in
                           the form of Exhibit 2.7(a)(v), executed by Seller (the "Assignment of Patents");

                                    (vi) an assignment of all of the Copyrights
                           in form mutually acceptable to Buyer and Seller;

                                    (vii) such other deeds, bills of sale,
                           assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its counsel and executed by Seller;

                                    (viii) a royalty agreement in the form of
                           Exhibit 2.7(a)(viii), executed by Seller (the "Royalty Agreement");

                                    (ix) a transitional services agreement in
                           the form of Exhibit 2.7(a)(ix), executed by Seller (the "Transitional Services Agreement");

                                    (x) a supply agreement in the form of
                           Exhibit 2.7(a)(x), executed by Seller (the "Supply Agreement");

                                    (xi) a guaranty agreement in the form of
                           Exhibit 2.7(a)(xi), executed by Seller (the
                           "Cytomedix N.V. Guaranty Agreement");

                                    (xii) a guaranty agreement in the form of
                           Exhibit 2.7(a)(xii), executed by Seller (the
                           "Cytomedix, Inc. Guaranty Agreement");

                                    (xiii) a certificate executed by each of
                           Curative Health Services and CHS Services as to the accuracy of their respective representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their respective compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

                                    (xiv) a certificate of the Secretary of
                           Curative Health Services certifying, as complete and accurate as of the Closing, attached copies of the bylaws of Curative Health Services, certifying and attaching all requisite resolutions or actions of Curative Health Services' board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of Curative Health Services executing this Agreement and any other document relating to the Contemplated Transactions; and

                                    (xv) a certificate of the Secretary of CHS
                           Services certifying, as complete and accurate as of the Closing, attached copies of the bylaws of CHS Services, certifying and attaching all requisite resolutions or actions of CHS Services' board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of CHS Services executing this Agreement and any other document relating to the Contemplated Transactions; and

                           (b) Cytomedix, Inc. and Cytomedix GmbH, as the case
                  may be, shall deliver to Seller:

                                    (i) $3,102,450 by wire transfer from
                           Cytomedix, Inc. to accounts specified in writing by Seller and delivered to Buyer at least one (1) Business Day prior to Closing;

                                    (ii) $680,121 by wire transfer from
                           Cytomedix GmbH to accounts specified in writing by Seller and delivered to Buyer at least one (1) Business Day prior to Closing;

                                    (iii) the Cytomedix, Inc. Assignment and
                           Assumption Agreement, executed by Cytomedix, Inc.;

                                    (iv) the Cytomedix GmbH Assignment and
                           Assumption Agreement, executed by Cytomedix GmbH;

                                    (v) the Assignment and Assumption of Leases,
                           executed by Cytomedix, Inc.;

                                    (vi) the Royalty Agreement, executed by
                           Cytomedix GmbH;

                                    (vii) the Transition Services Agreement,
                           executed by Cytomedix, Inc.;

                                    (viii) the Supply Agreement, executed by
                           Cytomedix GmbH;

                                    (ix) the Cytomedix N.V. Guaranty Agreement,
                           executed by Cytomedix N.V.;

                                    (x) the Cytomedix, Inc. Guaranty Agreement,
                           executed by Cytomedix, Inc.;

                                    (xi) a certificate executed by Cytomedix,
                           Inc. and Cytomedix GmbH as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with
                           Section 8.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;

                                    (xii) a certificate of the Secretary of
                           Cytomedix, Inc. certifying, as complete and accurate as of the Closing, attached copies of the bylaws of Cytomedix, Inc. and certifying and attaching all requisite resolutions or actions of Cytomedix Inc.'s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of Cytomedix, Inc. executing this Agreement and any other document relating to the Contemplated Transactions; and

                                    (xiii) a certificate of the Secretary of
                           Cytomedix GmbH certifying, as complete and accurate as of the Closing, attached copies of the bylaws of Cytomedix GmbH and certifying and attaching all requisite resolutions or actions of Cytomedix GmbH's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of Cytomedix GmbH executing this Agreement and any other document relating to the Contemplated Transactions.

                  Section 2.8 Adjustment Amount.

                           (a) The "Adjustment Amount" (which may be a positive
                  or negative number) will be an amount equal to the amount determined by subtracting the Interim Tangible Assets Book Value (as defined in Section 2.8(b) below) from the Closing Tangible Assets Book Value (as defined in Section 2.8(c)). If the Adjustment Amount is positive, the difference shall be paid by wire transfer by Cytomedix, Inc. to an account specified by Seller. If the Adjustment Amount is negative, such difference shall be paid by wire transfer by Seller to an account specified by Cytomedix, Inc. All payments due and owing under this Section 2.8(a) shall be made together with interest at the rate of ten percent (10%) per annum, which interest shall begin accruing on the Closing Date and end on the date the payment is made. Within three (3) Business Days after the calculation of the Adjustment Amount becomes binding and conclusive on the parties pursuant to Sections 2.8(d) and 2.8(e), Seller or Cytomedix, Inc., as the case may be, shall make the wire transfer payment provided for in this Section 2.8(a).

                           (b) "Tangible Assets Book Value" shall mean the
                  tangible assets book value of the Tangible Personal Property and the Inventories as of any given date. The Tangible Assets Book Value of Seller as of September 30, 2000 (the "Interim Tangible Assets Book Value") was $3,102,450, as more specifically set forth on Schedule 2.8(b) attached hereto.

                           (c) Cytomedix, Inc. shall determine the book value
                  (the "Closing Tangible Assets Book Value") of the Tangible Personal Property and the Inventories as of the Closing Date (the "Closing Date Valuation") using generally accepted accounting principles as applied in the determination of the book value of the Tangible Personal Property and Inventories as set forth in Schedule 2.8(b); provided, however, that the Assets listed on Schedule 2.8(b) shall be deemed to have the same book value in the Closing Date Valuation as set forth on
                  Schedule 2.8(b) and any adjustment based upon the Closing Date Valuation shall result from any difference in the Assets included in the Closing Date Valuation compared to the Assets included on Schedule 2.8(b) other than changes reflecting the further depreciation of the Assets using GAAP consistently applied. Cytomedix, Inc. shall deliver the Closing Date Valuation and its determination of the Closing Tangible Assets Book Value to Seller within forty-five (45) days following the Closing Date.

                           (d) If within fifteen (15) days following delivery of
                  the Closing Date Valuation, Seller has not given Cytomedix, Inc. written notice of its objection to the Closing Tangible Assets Book Value calculation (which notice must state the basis of Seller's objection), then the Closing Tangible Assets Book Value shall be binding and conclusive on the parties and shall be used in computing the Adjustment Amount.

                           (e) If Seller duly gives Cytomedix, Inc. such notice
                  of objection, and if Seller and Cytomedix, Inc. fail to resolve the issues outstanding with respect to the Closing Date Valuation and the calculation of the Closing Tangible Assets Book Value within fifteen (15) days of Cytomedix, Inc.'s receipt of Seller's objection notice, Seller and Cytomedix, Inc. shall submit the issues remaining in dispute to a certified public accountant mutually agreed to by KPMG LLP and Ernst & Young LLP (the "Independent Accountants"). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Cytomedix, Inc. shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Cytomedix, Inc. within thirty (30) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties; and (iii) Seller and Cytomedix, Inc. will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  Section 3.1 Organization and Good Standing.

                           (a) Schedule 3.1(a) contains a complete and accurate
                  list of Curative Health Services' jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Curative Health Services is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the Procuren Operations as it is now being conducted, to own or use the properties and assets that it purports to own or use in connection with the Procuren Operations, and to perform all its obligations under Seller Contracts. Curative Health Services is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it in connection with the Procuren Operations, or the nature of the activities conducted by it in connection with the Procuren Operations, requires such qualification and in which the failure to be so qualified would have a material adverse effect on the business and financial condition of the Procuren Operations.

                           (b) Complete and accurate copies of the certificate
                  of incorporation and bylaws of Curative Health Services, as currently in effect, are attached as Schedule 3.1(b).

                           (c) Schedule 3.1(c) contains a complete and accurate
                  list of CHS Services' jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. CHS Services is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the Procuren Operations as it is now being conducted, to own or use the properties and assets that it purports to own or use in connection with the Procuren Operations, and to perform all its obligations under Seller Contracts. CHS Services is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it in connection with the Procuren Operations, or the nature of the activities conducted by it in connection with the Procuren Operations, requires such qualification and in which the failure to be so qualified would have a material adverse effect on the business and financial condition of the Procuren Operations.

                           (d) Complete and accurate copies of the certificate
                  of incorporation and bylaws of CHS Services, as currently in effect, are attached as Schedule 3.1(d).

                           (e) Except for CHS Services, Curative Health Services
                  does not have any Subsidiaries that are used by Seller in the conduct of the Procuren Operations or which own any of the Assets.

                  Section 3.2 Enforceability, Authority, No Conflict.

                           (a) This Agreement constitutes the legal, valid, and
                  binding obligation of Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by Seller of the Bills of Sale, the Assignment and Assumption Agreements, the Assignment and Assumption of Leases, the Assignment of Marks, the Assignment of Patents, the Royalty Agreement, the Supply Agreement, the Distribution Agreement, the

                  Transition Services Agreement, the Guaranty Agreement and each other document or instrument to be executed or delivered by the Seller at Closing (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms. Seller has the power and authority to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's board of directors.

                           (b) Except as set forth in Schedule 3.2(b), neither
                  the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    (i) breach (A) any provision of any of the
                           Governing Documents of Seller, or (B) any resolution adopted by the board of directors or the shareholders of Seller;

                                    (ii) breach or give any Governmental Body or
                           other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, or any of the Assets, may be subject;

                                    (iii) contravene, conflict with, or result
                           in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or adversely modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the Procuren Operations;

                                    (iv) cause Buyer to become subject to, or to
                           become liable for, the payment of any Tax;

                                    (v) Breach any provision of, or give any
                           Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Seller Contract; or

                                    (vi) result in the imposition or creation of
                           any Encumbrance upon or with respect to any of the Assets.

                  in each case of (i) through (vi) above, the result of which could reasonably expected to have a material adverse effect on the financial condition of the Procuren Operations or the Assets as a whole or the operation of any of the Facilities individually.

                           (c) Except as set forth in Schedule 3.2(c), Seller is
                  not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  Section 3.3 Financial Statements.

                  Seller has delivered, or shall have delivered within ten (10) days of this Agreement, to Buyer: (a) an unaudited statement of net assets and liabilities of Seller with respect to the Procuren Operations (the "Asset and Liability Information") as of December 31, 1999, 1998 and 1997 and related unaudited statement of revenue, cost, expenses and cash flows of Seller with respect to the Procuren Operations (the "Contribution Margin Information") for each of the years then ended, including the notes thereto; (b) Asset and Liability Information as of August 31, 2000 (the "Interim Asset and Liability Information") and the related Contribution Margin Information for the eight (8) months then ended, including the notes thereto. Such Asset and Liability Information and the Contribution Margin Information referred to above presents fairly in all material respects the Asset and Liability Information and Contribution Margin Information of the Procuren Operations in accordance with GAAP. In addition, Seller acknowledges that Buyer has relied upon the consolidated financial statements and other information contained in the Curative Health Services' Annual Report on Form 10-K for the years ended 1999, 1998, and 1997 and Form 10-Q for the fiscal periods ended March 31, 2000 and June 30, 2000 filed with the Securities and Exchange Commission in compliance with its reporting requirements as a public company (such financial information, the "Seller Public Financial Statements"). The Seller Public Financial Statements referred to in this Section 3.3, fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The Seller Public Financial Statements, Asset and Liability Information and Contribution Margin Information referred to in this Section 3.3, reflect the consistent application of GAAP throughout the periods involved. The Seller Public Financial Statements, Asset and Liability Information and Contribution Margin Information referred to in this Section 3.3, have been prepared from books and records of Seller referred to in Section 3.4.

                  Section 3.4 Books and Records.

                  The books of account and other financial Records of Seller relating to the Procuren Operations, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls.

                  Section 3.5 Sufficiency of Assets.

                  Except as set forth in Schedule 3.5 and except to the extent contemplated by the Transitional Services Agreement, the Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to conduct the Procuren Operations in the manner presently operated by Seller.

                  Section 3.6 Real Property, Condition of Facilities.

                           (a) Seller does not own any real property in fee
                  simple in connection with the Procuren Operations.

                           (b) Schedule 3.6(b) contains the street address,
                  approximate rentable square footage, landlord and applicable expiration date of the Seller Lease or Hospital Parcel Contract, as the case may be, with respect to all Facilities in which Seller, in connection with the Procuren Operations,
                  (i) has a leasehold interest, excluding the real property leases expressly designated as excluded in Schedule 2.2(j) (each such parcel, a "Leased Parcel," and each such Lease, a "Seller Lease"), or (ii) licenses or uses space at a hospital pursuant to the terms of a Contract with such hospital (each such parcel, a "Hospital Parcel," and each such Contract, a "Hospital Parcel Contract"). Seller has good and marketable title to its (i) leasehold estate in each Leased Parcel, and
                  (ii) estate in, or right to, each Hospital Parcel, in each case free and clear of all Encumbrances on such estate or right, except Permitted Real Property Encumbrances.

                           (c) With respect to each Leased Parcel, except as set
                  forth in Schedule 3.6(c):

                                    (i) the Seller Lease is legal, valid,
                           binding, enforceable, and in full force and effect;

                                    (ii) the Seller Lease will continue to be
                           legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Contemplated Transactions;

                                    (iii) Neither Seller nor, to the Knowledge
                           of Seller, the lessor under the Seller Lease, is in Breach of the Seller Lease, and no event has occurred which, with notice or lapse of time, would constitute a Breach by Seller of the Seller Lease or permit termination, modification, or acceleration thereunder;

                                    (iv) Neither Seller nor, to the Knowledge of
                           Seller, the lessor under the Seller Lease has repudiated any provision thereof;

                                    (v) there are no disputes, oral agreements,
                           or forbearance programs in effect as to the Seller Lease;

                                    (vi) if such Seller Lease is a sublease, the
                           representations and warranties set forth in subsections (i)-(v) above are also true and correct with respect to the underlying lease;

                                    (vii) Neither Seller nor any predecessor of
                           Seller has assigned, transferred, conveyed or encumbered any interest in the leasehold or subleasehold;

                                    (viii) To the Actual Knowledge of Seller,
                           there are no pending or threatened condemnation or other Proceedings relating to the Leased Parcel, or other covenants, restrictions or other matters affecting adversely or which would materially impair the current use or occupancy thereof; and

                                    (ix) the Leased Parcel is equipped with
                           utilities and other services necessary for the operation of the Leased Parcel.

                           (d) With respect to each Hospital Parcel, except as
                  set forth in Schedule 3.6(d):

                                    (i) to the Actual Knowledge of Seller, there
                           are no pending or threatened, condemnation or other Proceedings relating to the Hospital Parcel, or other covenants, restrictions or other matters affecting adversely or which would materially impair the current use or occupancy thereof; and

                                    (ii) the Hospital Parcel is equipped with
                           utilities and other services necessary for the operation of the Hospital Parcel.

                           (e) Seller has delivered to Buyer accurate and
                  complete copies of each written Seller Lease, and a true and accurate description of each oral Seller Lease and each Hospital Parcel Contract to the extent such Contracts relates to the use or occupancy of the Hospital Parcel.

                           (f) To the Actual Knowledge of Seller, each Facility
                  and all Improvements located therein are in compliance with applicable Legal Requirements (including those pertaining to zoning, building and the disabled), are in good repair and in good condition and are free from latent and patent defects, except where the noncompliance, failure to be in good condition or defect would not result in a material adverse effect on the operation of the Facility of which such Improvements are a part or in a material obligation of the tenant under the applicable Seller Lease.

                  Section 3.7 Personal Property.

                           (a) Seller owns good and transferable title to all of
                  the Assets other than the Parcels free and clear of any Encumbrances except as described in Schedule 3.7(a) ("Non-Real Property Encumbrances"). Seller warrants to Buyer that at the time of Closing, all Assets other than the Parcels shall be free and clear of all Non-Real Estate Encumbrances other than those identified on Schedule A as acceptable to Buyer ("Permitted Non-Real Property Encumbrances").

                           (b) Each item of Tangible Personal Property is in
                  good repair and good operating condition, ordinary wear and tear excepted, is suitable for the purpose for which it is currently being used. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All Tangible Personal Property is in the possession of Seller.

                  Section 3.8 Inventories.

                  All items included in the Inventories consist of a quality and quantity usable, and with respect to finished goods, saleable, in the Ordinary Course of Business of Seller, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value in the Interim Assets and Liability Information as the case may be. Seller is not in possession of any inventory relating to the Procuren Operations not owned by Seller, including goods already sold. All of the Inventories not written off have been priced at the lower of cost or fair market value on a first in, first out basis. Inventories now on hand that were purchased subsequent to the date of the Interim Assets and Liability Information were purchased in the Ordinary Course of Business of Seller at a cost not materially exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories are not excessive, but are reasonable in the present circumstances of Seller. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.

                  Section 3.9 No Undisclosed Liabilities.

                  Except as set forth in Schedule 3.9, Seller has no Liability except for (a) Liabilities reflected or reserved against in the Interim Assets and Liability Information or (b) current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Assets and Liability Information.

                  Section 3.10 Taxes.

                           (a) Seller has paid or made provision for the payment
                  of, all sales and use taxes that have or may become due in connection with the Procuren Operations.

                           (b) There are no liens for Taxes (other than for
                  current Taxes not yet due and payable) on the Assets.

                           (c) Seller is not a person other than a United States
                  person within the meaning of the Code.

                           (d) The transaction contemplated herein is not
                  subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                  Section 3.11 No Material Adverse Change.

                  Since the date of the Interim Assets and Liability Information, there has not been any material adverse change with respect to the operations or financial condition of the Procuren Operations or the Assets, taken as a whole, other than changes caused by changes in general economic conditions affecting the types of businesses substantially similar to the Procuren Operations, and no event has occurred or circumstance exists that could reasonably be expected to result in such a material adverse change.

                  Section 3.12 Employees.

                           (a) Schedule 3.12(a) sets forth a complete and
                  accurate list, giving name, job title, current compensation paid or payable, vacation accrued, and services credited for purposes of vested and eligibility to participate under any Employee Benefit Plan (in each case, to the extent applicable), for each employee of Seller performing some or all of his services in connection with the Procuren Operations (the "Employees").

                           (b) Seller has not experienced any organized
                  slowdown, work interruption strike or work stoppage by its Employees, and, to the Knowledge of Seller, there is no strike, labor dispute or union organization activities pending or threatened affecting it in connection with the Procuren Operations. The terms and conditions of the Employees' employment are not subject to the terms of any collective bargaining agreement.

                           (c) Seller is in compliance in all material respects
                  with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours, and Occupational Safety and Health Laws, including laws concerning unfair labor practices within the meaning of Section 8 of the National

                  Labor Relations Act and the employment of non-residents under the Immigration Reform and Control Act of 1986.

                           (d) Except as set forth on Schedule 3.12(d), Seller
                  has not received any notice from any Employee regarding his intent to terminate his employment with Seller, nor does Seller have a present intention to terminate the employment of any Employee except pursuant to the terms of Section 10.1 herein. Except as set forth on Schedule 3.12(d) and subject to general principles related to wrongful termination of employees, the employment of each Employee of the Seller is terminable at the will of the Seller. Except as set forth on
                  Schedule 3.12(d), no employee of the Seller is a party to, or is otherwise bound by, any employment, confidentiality or noncompetition Contract with Seller or any other Person, or any other Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the Procuren Operations as heretofore carried on by Seller.

                  Section 3.13 Employee Benefits.

                  Seller has no Liability with respect to the Employees under any Employee Benefit Plan other than normal salary or wage accruals and paid vacation, sick leave and holiday accruals in accordance with Seller's past practice and policy. Seller has performed all obligations required to be performed under, and has complied, with all Legal Requirements in connection with, all such Employee Benefit Plans and is not in arrears under any of the terms thereof.

                  Section 3.14 Compliance With Legal Requirements; Governmental Authorizations.

                           (a) Except as set forth in Schedule 3.14(a):

                                    (i) Seller is, and at all times since
                           January 1, 1995, has been, in compliance with each Legal Requirement that is or was applicable to the operation of the Procuren Operations, the ownership or use of the Product, or the ownership or use of any of the other Assets, unless the failure to comply would not be reasonably expected to have a material adverse effect on the financial condition of the Procuren Operations or the Assets;

                                    (ii) no event has occurred or circumstance
                           exists that may (with or without notice or lapse of time), the effect of which could reasonably expected to have a material adverse effect on the financial condition of the Procuren Operations or the Assets;
                           (A) constitute or result in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement in connection with the Procuren Operations or the ownership or use of the Product or any of the other Assets or (B) give rise to any obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the Procuren Operations, the Product or any of the other Assets.

                                    (iii) Seller has not received, at any time
                           since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement in connection with the Procuren Operations or the ownership or use of the Product or any of the other Assets, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the Procuren Operations, the Product or any of the other Assets.

                           (b) Schedule 3.14(b) contains a complete and accurate
                  list of each Governmental Authorization that is held by the Seller which relates to the Procuren Operations, the Product or any of the other Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.14(b) is valid and in full force and effect. Except as set forth in Schedule 3.14(b):

                                    (i) Seller is, and at all times since
                           January 1, 1995, has been, in compliance with each Governmental Authorization listed or required to be listed in Schedule 3.14(b), unless the failure to comply would not be reasonably expected to have a material adverse effect on the financial condition of the Procuren Operations or the Assets.

                                    (ii) no event has occurred or circumstance
                           exists that may (with or without notice or lapse of time), the effect of which could reasonably be expected to have a material adverse effect on the financial condition of the Procuren Operations or the
                           Assets: (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on
                           Schedule 3.14(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed pursuant to Schedule 3.14(b).

                                    (iii) Seller has not received, at any time
                           since January 1, 1995, any notice or written communication from any Governmental Body or an other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

                                    (iv) all applications required to have been
                           filed for the renewal of the Governmental
                           Authorizations listed in Schedule 3.14(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  Except as set forth on Schedule 3.14(b), the Governmental Authorizations listed in Schedule 3.14(b) collectively constitute all of the Governmental Authorizations necessary to permit the Seller to lawfully conduct and operate the Procuren Operations and to permit the Seller to own and use the Product and the other Assets in the manner in which it currently owns and uses the Product and the other Assets.

                  Section 3.15 Legal Proceedings; Orders.

                           (a) Except as set forth in Schedule 3.15(a) or
                  Schedule 3.21(a), there are no Proceedings pending (i) by or against the Seller that could reasonably be expected to materially and adversely affect the Procuren Operations, the Product or the other Assets; or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Seller, except as set forth in Schedule 3.15(a), no such Proceeding has been threatened in writing.

                           (b) Except as set forth in Schedule 3.15(b), there
                  are no Orders outstanding (i) against the Seller that could reasonably be expected to materially and adversely affect the Procuren Operations, the Product or the other Assets; or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Seller, except as set forth in Schedule 3.15(b), no such Order has been threatened in writing. Except as set forth in Schedule 3.15(b), Seller is, and at all times since January 1, 1997 has been, in material compliance with all of the terms and requirements of each Order relating to the Procuren Operations or the Assets.

                  Section 3.16 Absence of Certain Changes and Events.

                  Except as set forth in Schedule 3.16, since the date of the Interim Assets and Liability Information, Seller has conducted the Procuren Operations only in the Ordinary Course of Business and there has not been any:

                           (a) amendment to the Governing Documents of Seller;

                           (b) payment (except in the Ordinary Course of
                  Business) or increase by Seller of any bonuses, salaries, or other compensation to any Employee in connection with the Procuren Operations or entry into any employment, severance, or similar Contract in connection with the Procuren Operations;

                           (c) adoption of, amendment to, or increase in the
                  payments to or benefits under, any Employee Benefit Plan with respect to the Employees;

                           (d) damage to or destruction or loss of any Asset
                  exceeding $5,000, whether or not covered by insurance;

                           (e) entry into, termination of, or receipt of notice
                  of termination in connection with the Procuren Operations of
                  (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least $10,000;

                           (f) sale, lease, or other disposition of any Asset
                  other than in the Ordinary Course of Business;

                           (g) mortgage, pledge, or imposition of any
                  Encumbrance on any Asset;

                           (h) modification of any material Contract or
                  Governmental Authorization in connection with the Procuren Operations;

                           (i) failure to spend funds for any budgeted capital
                  expenditures in connection with the Procuren Operations;

                           (j) delay or postponement in the payment of accounts
                  receivable or Liabilities outside of the Ordinary Course of Business in connection with the Procuren Operations;

                           (k) compromise or settlement of any Proceeding
                  relating to the Procuren Operations or the Assets in excess of $10,000;

                           (l) cancellation or waiver of any claims or rights
                  with a value to Seller in excess of $10,000 in connection with the Procuren Operations;

                           (m) indication by any material customer or supplier
                  of an intention to discontinue or change the terms of its relationship with Seller in connection with the Procuren Operations;

                           (n) material change in the accounting methods used by
                  Seller; or

                           (o) written agreement or, to the Knowledge of Seller,
                  oral agreement by Seller to do any of the foregoing.

                  Section 3.17 Contracts; No Defaults.

                           (a) Schedule 3.17(a) contains an accurate and
                  complete list of each Seller Contract not otherwise set forth on Schedule 3.6(b) and Schedule 3.20(b). Seller has delivered to Buyer accurate and complete copies of each written Seller Contract, and has provided Buyer with a true and accurate description of each oral Seller Contract.

                           (b) Except as set forth on Schedule 3.17(b)
                  (excluding Seller Leases):

                                    (i) each Seller Contract is valid and
                           binding and in full force and effect;

                                    (ii) neither Seller nor, to the Knowledge of
                           Seller, any other party to any Seller Contract, is or has been in default under any Seller Contract, the result of such default which would reasonably be expected to result in a material adverse effect on the financial condition of the Procuren Operations or the Assets as a whole or the operation of any of the Facilities individually;

                                    (iii) no event has occurred which with the
                           giving of notice or passage of time or both would constitute a default under any Seller Contract which would reasonably be expected to result in a material adverse effect on the financial condition of the Procuren Operations or the Assets as a whole or the operation of any of the Facilities individually; and

                                    (iv) to the Knowledge of Seller, no Person
                           has failed to comply with any obligation under any Seller Contract which would materially adversely affect, either individually or together with other defaults, the financial condition of the Procuren Operations or the Assets;

                           (c) There are no renegotiations of, attempts to
                  renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under current or completed Seller Contracts with any Person and, to the Knowledge of Seller, no such Person has made written demand for such renegotiation.

                  Section 3.18 Insurance.

                  Schedule 3.18 sets forth (a) a complete and accurate list of all insurance under which any of the Assets is covered or otherwise relating to the Procuren Operations, including policy numbers, names and addresses of insurers and liability or risk covered, amounts of coverage, limitations and deductions and expiration dates, and (b) all life insurance policies covering the life of any Employee for which the Seller has paid any premiums, including the policy numbers, names and addresses of insurers, lives covered, death benefits, owner and beneficiary under each policy, and cash surrender value (excluding any group life insurance policies). Such policies are in full force and effect, and Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such policy of insurance. Seller has not received any notice of (i) cancellation or intent to cancel, or (ii) an increase or intent to increase premiums, with respect to such insurance policies, and is not aware of any basis for any such action.

                  Section 3.19 Environmental Matters.

                           (a) Except as set forth on Schedule 3.19(a), Seller
                  is, and at all times has been, in material compliance with applicable Environmental Law in connection with the Procuren Operations. Seller possesses all material Governmental Authorizations required by Environmental Law in connection with the Procuren Operations.

                           (b) Except as set forth on Schedule 3.19(b), there
                  are no pending or, to the Knowledge of Seller, threatened, claims or Encumbrances resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or the Assets.

                           (c) Except as set forth on Schedule 3.19(c), to the
                  Knowledge of Seller, Seller has no material Environmental, Health, and Safety Liabilities with respect to the Facilities or the Assets.

                           (d) Except as set forth on Schedule 3.19(d), Seller
                  has not received any actual or threatened notice, or other written communication from (i) any Governmental Body or private citizen claiming to act in the public interest, or
                  (ii) the current or prior owner or operator of any Facilities, describing circumstances which would be any violation of any Environmental Law in connection with the Procuren Operations, or describing any obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received in connection with the Procuren Operations.

                           (e) Except as set forth in Schedule 3.19(e), to the
                  Knowledge of Seller, there are no Hazardous Materials present on or in the environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, except for such Hazardous Materials that are permitted to be present under applicable Environmental Law. Any Hazardous Materials present on or in the environment at the Facilities as set forth in Schedule 3.19(e) have been handled or disposed of as set forth in Schedule 3.19(e).

                           (f) Except as set forth on Schedule 3.19(f), to the
                  Knowledge of Seller, there has been no release or threat of release, of any Hazardous Materials at or from the Facilities.

                           (g) Seller has delivered to Buyer true and complete
                  copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller since January 1, 1999, pertaining to Hazardous Materials or the disposal thereof in, on, or under the Facilities, or concerning compliance by Seller with Environmental Laws.

                  Section 3.20 Intellectual Property.

                           (a) The term "Intellectual Property Assets" means:

                                    (i) all intellectual property owned, used or
                           licensed (as licensor or licensee) by Seller in connection with the Procuren Operations, including:

                                             (A) all registered and unregistered
                                    domestic and foreign trademarks for the name
                                    Procuren, and all applications for domestic and foreign trademarks for the name Procuren (collectively, the "Marks");

                                             (B) all domestic and foreign
                                    patents and all domestic and foreign patent applications (pending or abandoned), and inventions and discoveries that may be patentable owned, used or licensed (as licensor or licensee) by Seller in connection with the Procuren Operations, including continuations, continuations-in-part, divisions, substitutes, reissues, reexaminations or extensions thereof (collectively, the "Procuren Patents");

                                             (C) all registered and unregistered
                                    copyrights throughout the world in both
                                    published and unpublished works directed primarily to Procuren Operations except for those listed on Schedule 3.20(a)(i)(C) (collectively, the "Copyrights"); and

                                             (D) all know-how, trade secrets,
                                    confidential or proprietary information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed by Seller primarily in connection with the Procuren Operations except for those listed on Schedule 3.20(a)(i)(D) (collectively, "Trade
                                    Secrets").

                                    (ii) all domestic and foreign patents and
                           all domestic and foreign patent applications (pending or abandoned) and inventions and discoveries that may be patentable owned, used or licensed (as licensor or licensee) by Seller relating to peptides derived from platelet factor 4, including continuations, continuations-in-part, divisions, substitutes, reissues, reexaminations or extensions thereof (collectively, the "Peptides Patents," and together with the Procuren Patents, the "Patents").

                           (b) Schedule 3.20(b) contains a complete and accurate
                  list and summary description, including any royalties paid or received by the Seller, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets.

                           (c) The Intellectual Property Assets include, without
                  limitation, all those necessary for the Procuren Operations as it is currently conducted. Except as set forth in Schedule 3.20(c) or the exceptions set forth in Schedule 3.20(i), Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                           (d) Except as set forth in Schedule 3.20(d), all
                  former and current employees of Seller that have performed services in connection with the Procuren Operations have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries, or information relating to the Procuren Operations.

                           (e) Schedule 3.20(e) contains a complete and accurate
                  list of all of the Patents, including country, inventor, title, filing date and application and/or issuance number. All of the issued Patents not listed as inactive or abandoned are currently in compliance, in all material respects, with formal Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are to the Knowledge of Seller, valid and enforceable, and except for the fees and actions shown in the docket lists attached to
                  Schedule 3.20(e) are not subject to any maintenance fees or taxes or actions falling due within one hundred twenty (120) days after the date of this Agreement. Except as set forth in
                  Schedule 3.20(e), no Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, and except as set forth in
                  Schedule 3.20(e), there is no potentially interfering patent or patent application of any third party. To Seller's Knowledge and except as set forth in Schedule 3.20(e), no Patent is infringed or has been challenged or threatened in any way. To Seller's Knowledge, none of the Products manufactured or sold, nor any process or know-how used in the Procuren Operations, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (f) Schedule 3.20(f) contains a complete and accurate
                  list and summary description of all the Marks, including country, mark, goods and registration and/or application number. All Marks that have been registered with the United States Patent and Trademark Office or the patent and trademark offices of any other jurisdiction are currently in compliance, in all material respects, with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and except for the fees and actions shown in the docket list attached to Schedule 3.20(f)are not subject to any maintenance fees or taxes or actions falling due within one hundred twenty (120) days after the date of this Agreement. No Mark has been or is now involved in any opposition, invalidation, or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Marks. To Seller's Knowledge and except as set forth in Schedule 3.20(f), there is no potentially interfering trademark or trademark application of any other Person. Except as set forth in Schedule 3.20(f), no Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any other Person. To Seller's Knowledge, all products and materials containing a Mark bear the proper domestic or foreign federal registration notice where permitted by law.

                           (g) Schedule 3.20(g) contains a complete and accurate
                  list and summary description of all Copyrights. No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the subject matter or any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is an infringing derivative work based on the work of any other Person.

                           (h) With respect to each Trade Secret listed in
                  Schedule 3.20(i), the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form and all current and former employees and contractors of Seller providing services in connection with the Procuren Operations have executed such an agreement).

                           (i) Schedule 3.20(i) contains a complete and accurate
                  list and summary description of all Trade Secrets. Except as set forth in Schedule 3.20(i), Seller has good title and an absolute right to use the Trade Secrets. Except as set forth in Schedule 3.20(i), the Trade Secrets are not part of the public knowledge or literature, and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or, to the Knowledge of Seller, has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

                  Section 3.21 Compliance with FDA and Related Legal
Requirements.

                           (a) Except as set forth in Schedule 3.21(a):

                                    (i) the operations of Seller in connection
                           with the Procuren Operations are, and at all times since January 1, 1990, have been, in compliance, in all material respects, with all Legal Requirements of the FDA and all local, state and foreign agencies that have jurisdiction over the Product (the "Other Authorities").

                                    (ii) Seller has no Knowledge of any actual
                           or currently threatened enforcement action by the FDA or the Other Authorities with respect to the

                           Product, including, without limitation, any fines, injunctions, civil or criminal penalties, recalls, seizures, detentions, investigations or suspensions.

                                    (iii) Seller possesses all such
                           certificates, authorizations, licenses or permits as are legally required for the operation of the Procuren Operations.

                                    (iv) Seller has not received any notice of
                           Proceedings relating to, or otherwise has Knowledge that any authority is considering, limiting, suspending, modifying or revoking any such certificate, authorization, license or permit.

                           (b) All reports, documents, claims and notices
                  required to be filed, maintained or furnished in connection with the Product or Facilities have been so filed (or an extension has been granted thereto), maintained or furnished. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

                           (c) Seller has not, and, to Seller's Knowledge, no
                  party acting on Seller's behalf has, made any false statement in, or omission from, any applications, approvals, reports or other submissions to the FDA and Other Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or the Other Authorities in connection with the Product.

                           (d) Seller has provided to Buyer (i) copies of all
                  reports of inspection observations, establishment inspection reports, warnings letters and other all documents received by Seller from the FDA and the Other Authorities in connection with the Product that have been requested by Buyer, (ii) copies of all documents sent by Seller to the FDA and the Other Authorities in connection with the Product that have been requested by Buyer, and (iii) copies of all minutes of any meeting with the FDA and the Other Authorities.

                  Section 3.22 Certain Payments.

                  Neither the Seller nor any director, officer, agent, or employee of the Seller, or to the Knowledge of Seller, any other Person associated with or acting for or on behalf of the Seller, has directly or indirectly in violation of any Legal Requirement in connection with the Procuren Operations (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seller or any affiliate thereof, or (b) established or maintained any fund or asset that has not been recorded in the books and Records of the Seller.

                  Section 3.23 Relationships with Related Persons.

                  Except as disclosed in Schedule 3.23, no Related Person of Seller has, or, since January 1, 1997, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Procuren Operations. Neither Seller nor any Related Person of Seller owns, or, since January 1, 1997, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller in connection with the Procuren Operations other than business dealings or transactions disclosed in Schedule 3.23, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with Seller with respect to any line of the products or services of Seller in the Procuren Operations any market presently served by Seller. Except as set forth in Schedule 3.23, no Related Person of Seller is a party to any Contract with, or has any claim or right against, Seller in connection with the Procuren Operations.

                  Section 3.24 Brokers or Finders.

                  Neither Seller nor any of its officers, directors, employees or agents have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the sale of the Procuren Operations or the Assets or the Contemplated Transactions.

                  Section 3.25 Solvency.

                  Seller is not now insolvent, and will not be rendered insolvent by any of the Contemplated Transactions. In addition, immediately after giving effect to the consummation of the Contemplated Transactions, (a) Seller will be able to pay its debts as they become due, (b) Seller will not have insufficient assets or resources with which to conduct its present or proposed business and (c) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgment might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms. As used in this Section 3.25, (i) "insolvent" means that the sum of the present fair saleable value of the Seller's assets does not and will not exceed its debts and other probable liabilities, and (ii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured. Seller acknowledges and agrees that, after giving effect to the transactions contemplated by this Agreement, the Purchase Price is reasonably equivalent value for the Assets.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller as follows:

                  Section 4.1 Organization and Good Standing.

                  Cytomedix, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted. Cytomedix N.V. is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted. At such time that Cytomedix GmbH enters into this Agreement as set forth in Section 6.4 below, Cytomedix GmbH will be a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is then being conducted.

                  Section 4.2 Authority, No Conflict.

                           (a) This Agreement constitutes the legal, valid, and
                  binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer and Cytomedix N.V. of the Assignment and Assumption Agreements, the Assignment and Assumption of Leases, the Royalty Agreement, the Transition Services Agreement, the Supply Agreement, the Cytomedix N.V. Guaranty Agreement, the Cytomedix, Inc. Guaranty Agreement and each other agreement to be executed or delivered by Buyer and Cytomedix N.V. at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid, and binding obligation of Buyer and Cytomedix N.V., enforceable against Buyer and Cytomedix N.V. in accordance with its respective terms. Buyer and Cytomedix N.V. have the power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform their obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

                           (b) Except as set forth in Schedule 4.2(b), neither
                  the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    (i) breach (A) any provision of any of the
                           Governing Documents of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

                                    (ii) breach or give any Governmental Body or
                           other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer may be subject;

                                    (iii) contravene, conflict with, or result
                           in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or adversely modify, any Governmental Authorization that is held by Buyer; or

                                    (iv) cause Buyer to become subject to, or to
                           become liable for, the payment of any Tax;

                  in each case of (i) through (iv) above, the result of which could reasonably expected to have a material adverse effect on the financial condition of Buyer.

                           (c) Except as set forth in Schedule 4.2(c), Buyer is
                  not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  Section 4.3 Certain Proceedings.

                  There are no Proceedings pending or Orders outstanding (i) by or against Buyer that could reasonably be expected to materially and adversely affect the operations or financial condition of Buyer and its Affiliates; or
(ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Buyer, no such Proceeding has been threatened.

                  Section 4.4 Financial Statements.

                  Buyer acknowledges that Seller has relied upon the consolidated financial information of Cytomedix, Inc. filed with the Securities and Exchange Commission in compliance with its reporting requirements as a public company for the calendar year 2000 and for the calendar year ended 1999 (such financial information, the "Buyer Public Financial Statements"). The Buyer Public Financial Statements fairly present financial condition and the results of operations, changes in shareholders' equity, and cash flows of Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The Buyer Public Financial Statements, reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

                  Section 4.5 Brokers or Finders.

                  Neither Buyer nor any of its officers, directors, employees or agents have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

                  Section 4.6 No Material Adverse Change.

                  Since the date of the 10-Q of Cytomedix, Inc. for the second quarter of 2000 (the "Cytomedix 10-Q"), there has not been any material adverse change with respect to the operations or financial condition of Buyer and its Affiliates, and no event has occurred or circumstance exists that could reasonably be expected to result in such a material adverse change.

                  Section 4.7 No Undisclosed Liabilities.

                  Except as set forth in Schedule 4.7, Buyer has no Liability except for (a) Liabilities reflected or reserved against in consolidated financial information of Buyer in the Cytomedix 10-Q filed with the Securities and Exchange Commission or (b) current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Cytomedix 10-Q.

                  Section 4.8 Solvency.

                  Buyer is not now insolvent, and will not be rendered insolvent by any of the Contemplated Transactions. In addition, immediately after giving effect to the consummation of the Contemplated Transactions, (a) Buyer will be able to pay its debts as they become due, (b) Buyer will not have insufficient assets or resources with which to conduct its present or proposed business and
(c) taking into account all pending and threatened litigation, final judgments against Buyer in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Buyer will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgment might be rendered) as well as all other obligations of Buyer. The cash available to Buyer, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms. As used in this Section 4.8, (i) "insolvent" means that the sum of the present fair saleable value of the Buyer's assets does not and will not exceed its debts and other probable liabilities, and (ii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured. Buyer acknowledges and agrees that, after giving effect to the transactions contemplated by this Agreement, the Purchase Price is reasonably equivalent value for the Assets.

                                   ARTICLE V.
                      COVENANTS OF SELLER PRIOR TO CLOSING

                  Section 5.1 Access and Investigation.

                  Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access, during regular business hours, to, with respect to the Procuren Operations, Seller's personnel, properties, Contracts, Governmental Authorizations, surveys, maps, building plans and certificates of occupancy, books and Records, and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, Governmental Authorizations, books and Records, and other existing data as Buyer may reasonably request, (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition of Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer's Representatives, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property.

                  Section 5.2 Operation of the Business of Seller.

                  Between the date of this Agreement and the Closing Date, unless otherwise consented to by Buyer (which such consent shall not be unreasonably withheld or delayed), Seller shall:

                           (a) conduct the Procuren Operations only in the
                  Ordinary Course of Business;

                           (b) with respect to the Procuren Operations, use its
                  Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees, and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

                           (c) confer with Buyer prior to implementing
                  operational decisions of a material nature relating to the Procuren Operations; and

                           (d) otherwise report periodically to Buyer concerning
                  the status of its operations and finances and the Procuren Operations.

                  Section 5.3 Negative Covenant.

                  Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, without the prior written Consent of Buyer (which consent shall not be unreasonably withheld or delayed), take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.11 or 3.16 would be likely to occur.

                  Section 5.4 Required Approvals.

                  As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make, or pursuant to Legal Requirements shall be required to make, in connection with the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives in obtaining or attempting to obtain all Consents referenced in Schedule 3.2(c).

                  Section 5.5 Notification.

                  Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the date of this Agreement, or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition. Should any such fact or condition require any change to the Schedules, Seller shall promptly deliver to Buyer updated Schedules containing such changes. Such delivery shall not affect any rights of Buyer under Article IX and Article XI. During the same period, Seller also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely.

                  Section 5.6 No Negotiation.

                  Until such time as this Agreement shall be terminated pursuant to Section 9.1, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to the sale of any of the Assets (other than in the Ordinary Course of Business). Seller shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller.

                  Section 5.7 Best Efforts.

                  Seller shall use its Best Efforts to cause the conditions in
Article VII to be satisfied.

                  Section 5.8 Payment of Liabilities.

                  Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its liabilities and obligations relating to the Procuren Operations. Buyer and Seller hereby waives compliance with the bulk transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

                  Section 5.9 Distribution Agreement.

                  Seller shall negotiate in good faith with Cytomedix GmbH to enter into a non-exclusive distribution agreement (the "Distribution Agreement") containing customary terms and conditions pursuant to which Cytomedix GmbH shall sell AuTolo-Gel(R) to Seller at a discount to "Suggested Retail Price" (which price is established by Cytomedix GmbH and subject to change from time to time), which discount will be on terms no less favorable to Seller than any other national distributor of AuTolo-Gel.

                                   ARTICLE VI.
                       COVENANTS OF BUYER PRIOR TO CLOSING

                  Section 6.1 Required Approvals.

                  As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall fully cooperate, and cause any Related Person to cooperate, with Seller (a) with respect to all filings Seller shall be required by Legal Requirements to make, and (b) in obtaining all Consents identified in Schedule 3.2(c).

                  Section 6.2 Best Efforts.

                  Buyer shall use its Best Efforts to cause the conditions in
Article VIII to be

                  satisfied.

                  Section 6.3 Distribution Agreement.

                  Cytomedix GmbH shall negotiate in good faith with Seller to enter into the Distribution Agreement.

                  Section 6.4 Cytomedix GmbH.

                  Cytomedix, N.V. shall complete the organization of Cytomedix GmbH as a corporation under the laws of Switzerland ( "Cytomedix GmbH") as soon as practicable following the date hereof. Upon the completion of such organization, Cytomedix GmbH shall enter into this Agreement and shall jointly and severally be included within the definition of "Buyer" as set forth in the first paragraph of this Agreement.

                                  ARTICLE VII.
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                  Section 7.1 Accuracy of Representations.

                           (a) All of Seller's representations and warranties in
                  this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules (except with respect to any modifications to Schedule 3.6(c) caused by the failure to receive a consent to assignment at or prior to Closing under any Seller Lease).

                           (b) Each of the representations and warranties in
                  Sections 3.3(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

                  Section 7.2 Seller's Performance.

                           (a) All of the covenants and obligations that Seller
                  is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                           (b) Seller must have delivered each of the documents
                  required to be delivered by it pursuant to Section 2.7(a), and each of the other covenants and obligations in Sections 5.4, 5.7, 10.2 and 10.3 (to the extent due on or before the Closing), and each covenant or obligation in this Agreement that contains an express materiality qualification, must have been duly performed and complied with in all respects.

                  Section 7.3 Intentionally Omitted.

                  Section 7.4 Additional Documents.

                  Seller shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

                           (a) an opinion of Dorsey & Whitney LLP dated the
                  Closing Date, in the form of Exhibit 7.4(a);

                           (b) the certificate of incorporation and all
                  amendments thereto of Curative Health Services, duly certified as of a recent date by the Secretary of State of the jurisdiction of Curative Health Services' incorporation;

                           (c) the certificate of incorporation and all
                  amendments thereto of CHS Services, duly certified as of a recent date by the Secretary of State of the jurisdiction of CHS Services' incorporation;

                           (d) certificates dated as of a date not earlier than
                  the fifth Business Day prior to Closing as to the Good Standing of Curative Health Services, executed by the appropriate officials of the jurisdiction of Curative Health Services' incorporation and each jurisdiction in which Curative Health Services is licensed or qualified to do business as a foreign corporation as specified in Schedule 3.1(a);

                           (e) certificates dated as of a date not earlier than
                  the fifth Business Day prior to Closing as to the Good Standing of CHS Services, executed by the appropriate officials of CHS Services' jurisdiction of incorporation and each jurisdiction in which CHS Services is licensed or qualified to do business as a foreign corporation as specified in Schedule 3.1(c);

                           (f) releases of all Encumbrances on the Assets, other
                  than Permitted Encumbrances; and

                           (g) such other documents as Buyer may reasonably
                  request for the purpose of (i) evidencing the satisfaction of any condition referred to in this Article VII, or (ii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                  Section 7.5 No Proceedings.

                  Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering, with any of the Contemplated Transactions.

                  Section 7.6 No Injunction.

                  There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                  Section 7.7 Governmental Authorizations.

                  Buyer shall have received such Governmental Authorizations, if any, as are necessary to allow Buyer to operate the Assets from and after the Closing as such Assets are currently being operated on the date hereof.

                  Section 7.8 Employees.

                  All requisite notice periods under the WARN Act shall have expired.

                  Section 7.9 Preparation of Financial Statements.

                  Seller shall deliver to Buyer, at least five (5) Business Days prior to the Closing Date, Asset and Liability Information of Seller as of September 30, 2000, and the related Contribution Margin Information for the nine
(9) months then ended, including the notes thereto.

                                  ARTICLE VIII.
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

                  Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

                  Section 8.1 Accuracy of Representations.

                  All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  Section 8.2 Buyer's Performance.

                           (a) All of the covenants and obligations that Buyer
                  is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                           (b) Buyer must have delivered each of the documents
                  required to be delivered, and made each of the payments required to be made, by Buyer pursuant to Section 2.7(b).

                  Section 8.3 Intentionally Omitted.

                  Section 8.4 Additional Documents.

                  Buyer shall have caused the documents and instruments required by Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Seller:

                           (a) the certificate of incorporation and all
                  amendments thereto of Cytomedix, Inc., duly certified as of a recent date by the Secretary of State of the jurisdiction of Cytomedix Inc.'s incorporation;

                           (b) the certificate of incorporation and all
                  amendments thereto of Cytomedix GmbH, duly certified as of a recent date by the Secretary of State of the jurisdiction of Cytomedix GmbH's incorporation; and

                           (c) opinions dated the Closing Date, in the form of
                  Exhibit 8.4(b).

                  Section 8.5 No Injunction.

                  There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                   ARTICLE IX.
                                   TERMINATION

                  Section 9.1 Termination Events.

                  By written notice given prior to or at the Closing, subject to
Section 9.2, this Agreement may be terminated as follows:

                           (a) by Buyer if a material Breach of any provision of
                  this Agreement has been committed by Seller and such Breach has not been waived by Buyer;

                           (b) by Seller if a material Breach of any provision
                  of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;

                           (c) by Buyer if any condition in Article VII has not
                  been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before such date;

                           (d) by Seller, if any condition in Article VIII has
                  not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before such date;

                           (e) by mutual consent of Buyer and Seller;

                           (f) by Buyer if the Closing has not occurred on or
                  before February 12, 2001, or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

                           (g) by Seller if the Closing has not occurred on or
                  before February 12, 2001, or such later date as the parties may agree upon, unless the Seller in material Breach of this Agreement.

                  Section 9.2 Effect of Termination.

                  Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If the Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles XII will survive; provided, however, that if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X.
                              ADDITIONAL COVENANTS

                  Section 10.1 Employees and Employee Benefits.

                           (a) All of the Employees will be available for hiring
                  by Buyer pursuant to the provisions of this Section 10.1. Seller will provide Buyer (i) reasonable access to Personnel Records relating to the Employees, and (ii) reasonable access to the Facilities for the purpose of allowing Buyer to interview any Employees that Buyer desires to interview. Buyer shall make offers of employment to all of the Employees at a base salary for each such Employee equal to or greater than the base salary paid to such Employee by Seller as of the date of this Agreement, and shall not terminate the employment of any Hired Employee (as defined below) except for cause for a period of sixty (60) days following the Closing Date. Buyer will promptly provide Seller a list of Employees to whom Buyer has made an offer of employment that has been accepted to be effective on or after the Closing Date (the "Hired Employees"). Effective immediately before the Closing Date, Seller shall terminate the employment of all of such Hired Employees and shall release such Hired Employees from the provisions of any restrictive covenants and/or agreements with Seller with respect to Buyer so as to enable Buyer to employ such individuals. Seller shall not solicit the employment of, or attempt to retain, any Employee; provided, however, that Seller may solicit the employment of any Employee who is not a Hired Employee. In the event Buyer breaches any of its obligations set forth in this Section 10.1(a) with respect to any Employee, the maximum liability of Buyer to Seller hereunder shall be the amount of Seller's liability to such Employee under Seller's Severance Plan Document dated November 15, 1999 (the "Severance Plan"). Except for the requirement to offer employment to the Employees at the same or greater base salary, nothing contained in this Section 10.1(a) shall require Buyer's offer of employment to be on similar terms or conditions as that Employee enjoyed with Seller, and Buyer shall have discretion regarding all other terms and conditions of employment, including but not limited to employee benefits with respect to the Hired Employees.

                           (b) It is understood and agreed that (i) except as
                  set forth in Section 10.1(a) above, Buyer's expressed intention to extend offers of employment as set forth in this
                  Section 10.1 shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing Date employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, (ii) except as set forth in
                  Section 10.1(a) above, employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer specifically to such individual), and
                  (iii) if Buyer fails to offer employment to any Employee of Seller on substantially the same or greater base salary at the rate paid by Seller, such Employee may become eligible to receive termination or severance payments from Seller under the Severance Plan. Except as set forth in Section 10.1(a) above, nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Employees after the Closing, or to change (adversely or favorably) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of the Hired Employees.

                           (c) Seller shall be responsible for (i) the payment
                  of all wages and other remuneration due to its employees with respect to their services as employees of Seller through the close of business on the Closing Date, (ii) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA, and (iii) any and all payments to employees required under the WARN Act. Seller shall be liable for any claims made or incurred by the Employees and their beneficiaries through the Closing Date under the Employee Benefit Plans. For purposes of the immediately preceding sentence, a claim will be deemed incurred, in the case of medical or dental benefits, when the services that are the subject of the charge are performed, in the case of hospital benefits, when the individual entered the hospital, and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed which entitles the employee to the benefit.

                           (d) Seller and Buyer shall give any notices required
                  by law and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                           (e) Seller and Buyer shall provide each other with
                  such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

                           (f) Buyer shall not have any responsibility,
                  liability or obligation, to the Employees or to any other Person with respect to any Employee Benefit Plan maintained by Seller.

                           (g) No provision of this Section 10.1 shall create
                  any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or any of its Subsidiaries in respect of continued employment (or resumed employment) with the Buyer and no provision of this Section 10.1 shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Benefit Plans or any such similar plan or arrangement that may be established by the Buyer.

                  Section 10.2 Payment of All Taxes Resulting From Sale of Assets by Seller.

                  Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements; provided, however, that Buyer shall reimburse Seller for all sales and use taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement to the extent such taxes do not exceed $200,000.

                  Section 10.3 Payment of Other Retained Liabilities.

                  In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full of all of the Retained Liabilities relating to the Procuren Operations.

                  Section 10.4 Reports and Returns.

                  Seller shall promptly after the Closing prepare and file all reports and returns required by applicable Legal Requirements relating to the Procuren Operations.

                  Section 10.5 Insurance.

                  For six (6) years after the Closing Date, Seller shall continue to maintain product liability insurance with respect to Assets insured as of the Closing Date providing substantially the same coverage as in effect on the date hereof or insurance that is comparable to the policy maintained by Buyer from time to time and Seller shall cause Buyer to be named as an additional insured on each such policy.

                  Section 10.6 Further Assurances.

                  The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish upon reasonable request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions. In the event that Seller inadvertently does not deliver any of the Assets at Closing, Buyer agrees that it shall bring no claim against Seller if (a) Seller promptly delivers such Assets upon notice thereof, and (b) Buyer has suffered no Damages arising out of or in connection with such lack of delivery at Closing.

                  Section 10.7 Access to Patient Data Base of Seller.

                  From and after the Closing Date until such time that Buyer receives FDA approval of the Product or terminates the clinical trial conducted in contemplation of receiving FDA approval, Seller shall, upon reasonable prior notice by Buyer, provide Buyer and its Representatives with all de-identified data reasonably requested by Buyer with respect to the full MediLink data base and all other information of Seller used in connection with the treatment of patients (including any data on client use and experience with the Product), for use by Buyer in connection with (a) any clinical trials involving the Product, or (b) any support and marketing services provided by Buyer involving the Product in any jurisdiction in which the provision of such services is legal.

                  Section 10.8 Cooperation in the Event of FDA Action.

                  In the event that, after the Closing Date the FDA issues any Warning Letters or other notifications to Buyer, or otherwise brings any Proceeding against Buyer, as the result of events occurring prior to the Closing, Seller shall cooperate with Buyer in responding to any such notification or Proceeding. Nothing contained herein affects Buyer's right to indemnification as set forth in Article XI.

                  Section 10.9 Audited Financial Statements.

                  In the event that after the Closing Date, Buyer determines, in its reasonable discretion, that in connection with its obligations as a public company it needs audited financial information with respect to the operation of the Procuren Operations prior to the Closing Date, Seller shall, at the expense of Buyer, use its reasonable efforts to cause such financial statements to be prepared by Ernst & Young.

                  Section 10.10 Right to Audit.

                  From and after the Closing Date, Buyer shall have the right to audit up to three (3) years of historical financial information of Seller prior to the Closing Date in the event that such audit is required by the Dutch Ministry of Justice, Amsterdam Stock Exchange, or other competent authorities.

                  Section 10.11 BTG Agreement.

                  In the event that BTG USA, Inc. has not consented to the assignment of the BTG Agreement to Cytomedix GmbH at or prior to Closing, Seller shall, at the expense of Cytomedix GmbH and as Cytomedix GmbH may reasonably request, enforce the provisions of such agreement for the benefit of Cytomedix GmbH as the holder of the patents and the other intellectual property rights with respect thereto. Buyer shall indemnify Seller for all Damages incurred in performing its obligations under this Section 10.11.

                                   ARTICLE XI.
                                 INDEMNIFICATION

                  Section 11.1 Survival.

                  All representations, warranties, covenants, and obligations in this Agreement, the Schedules attached hereto, the certificates delivered pursuant to Section 2.7, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations. The right to indemnification provided in this
Article XI shall be the exclusive remedy of the parties hereto; provided, however, that the foregoing restriction shall not limit claims for injunctive relief or specific performance (including, without limitation, claims for specific performance pursuant to Section 2.1) or claims based upon the fraudulent misconduct of the other party.

                  Section 11.2 Indemnification and Reimbursement By Seller.

                  Seller shall indemnify and hold harmless Cytomedix, Inc. and Cytomedix GmbH, their respective Representatives and shareholders, and their respective Related Persons (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

                           (a) any Breach of any representation or warranty made
                  by Seller in this Agreement (without giving effect to any supplement to the Schedules to Article III), the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Schedules to Article III, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 7.1 not to be satisfied), any transfer instrument or any other certificate or document delivered by Seller pursuant to this Agreement;

                           (b) any Breach of any covenant or obligation of
                  Seller in this Agreement or in any other document, writing or instrument delivered by Seller pursuant to this Agreement;

                           (c) any Retained Liabilities; or

                           (d) any noncompliance with any Bulk Sales Law in
                  connection with the Contemplated Transactions.

                  Section 11.3 Indemnification and Reimbursement by Buyer.

                  Buyer shall indemnify and hold harmless Seller, and shall reimburse Seller for any Damages arising from or in connection with:

                           (a) any Breach of any representation or warranty made
                  by Buyer in this Agreement or in any transfer instrument, certificate or document delivered by Buyer pursuant to this Agreement;

                           (b) any Breach of any covenant or obligation of Buyer
                  in this Agreement or in any other document, writing or instrument delivered by Buyer pursuant to this Agreement;

                           (c) any Liability arising out or in connection with
                  the operation of the Procuren Operations after the Closing;

                           (d) any Assumed Liabilities;

                           (e) Buyer's use of the patient data base of Seller as
                  set forth in Section 10.10; or

                           (f) the performance of Seller's obligations pursuant
                  to Section 10.11.

                  Section 11.4 Time Limitations.

                           (a) If the Closing occurs, Seller will have no
                  liability (for indemnification (including any contribution) or otherwise) with respect to any claim for Damages which may be asserted pursuant to this Article XI, unless on or before the second anniversary of the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Notwithstanding the foregoing, any claim with respect to

                  Sections 2.4(c) (other than a claim with respect to Sections 2.4(c)(v), 2.4(c)(ix) and 2.4(c)(xii)), 3.13, and 3.22 or a
                  claim for indemnification or reimbursement based upon the post-closing covenants or obligations of Seller, may be made at any time prior to the expiration of the applicable statute of limitations.

                           (b) If the Closing occurs, Buyer will have no
                  liability (for indemnification (including any contribution) or otherwise) with respect to any claim for Damages which may be asserted pursuant to this Article XI unless on or before the second anniversary of the Closing Date, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller. Notwithstanding the foregoing, any claim for indemnification or reimbursement based upon the post-closing covenants or obligations of Buyer may be made at any time prior to the expiration of the applicable statute of limitations.

                  Section 11.5 Recoveries.

                  To the extent that an indemnified party receives a recovery from any third party after being indemnified for such amount by the indemnifying party, the indemnified party shall promptly pay the indemnifying party the amount of such recovery. In no event shall the failure of any party to obtain insurance or the appropriate type or amount of insurance affect its right to indemnification hereunder.

                  Section 11.6 Limitations on Amount - Seller.

                           (a) Seller shall have no liability (for
                  indemnification (including any contribution) or otherwise) with respect to matters described in this Article XI until the total of all Damages with respect to such matters exceeds $300,000, and then only for the amount by which such Damages exceed $150,000, or, with respect to matters described in
                  Section 11.2(c), until the total Damages with respect to such matters exceeds $150,000, and then only for the amount by which such Damages exceeds $150,000; provided, however, that to the extent Article III contains any materiality qualifications, such materiality qualifications will not be taken into account in determining the magnitude of the Damages occasioned by the Breach for purposes of calculating whether they are applied to the basket set forth above. Notwithstanding the foregoing, this Section 11.6(a) will not apply to matters arising in respect of Sections 2.1.

                           (b) Seller shall have no liability (for
                  indemnification (including any contribution) or otherwise) with respect to matters described in Sections 11.2(a) or 11.2(b) to the extent that all Damages with respect to such matters exceeds $1,150,000. Seller shall have no liability (for indemnification or otherwise) with respect to matters described in Section 11.2(c) or (notwithstanding the foregoing sentence) arising in respect of Sections 3.19 or 3.23 to the extent all Damages with respect to such matters exceeds $2,500,000. Notwithstanding the foregoing, this Section 11.6(b) will not apply to matters arising in respect of Sections 2.1, 3.6(b), 3.7(a), 3.24 or 3.25 or to any Breach of any of Seller's representations and warranties of which the Seller had Knowledge at any time prior to the date on which such representation and warranty is made, and Seller will be liable for all Damages with respect to such Breaches.

                  Section 11.7 Limitations on Amount - Buyer.

                           (a) Buyer shall have no liability (for
                  indemnification (including any contribution) or otherwise) with respect to matters described in this Article XI until the total of all Damages with respect to such matters exceeds $300,000, and then only for the amount by which such Damages exceed $150,000; provided, however, that to the extent Article III contains any materiality qualifications, such materiality qualifications will not be taken into account in determining the magnitude of the Damages occasioned by the Breach for purposes of calculating whether they are applied to the basket set forth above.

                           (b) Buyer shall have no liability (for
                  indemnification (including any contribution) or otherwise) with respect to matters described in Sections 11.3(a) or 11.3(b) to the extent that all Damages with respect to such matters exceeds $1,150,000. Notwithstanding the foregoing, this Section 11.7(b) will not apply to matters arising in respect of Sections 4.4 or to any Breach of any of Buyer's representations and warranties of which the Buyer had Knowledge at any time prior to the date on which such representation and warranty is made, and Buyer will be liable for all Damages with respect to such Breaches.

                  Section 11.8 Procedure for Indemnification - Third Party
Claims.

                           (a) Promptly after receipt by an indemnified party
                  under Section 11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                           (b) If an indemnified party gives notice to the
                  indemnifying party of the commencement of a Proceeding referred to in Section 11.8(a), the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
                  Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding). If the indemnifying party assumes the defense of a Proceeding, (x) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (y) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's Consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (z) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its Consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                           (c) Notwithstanding the foregoing, if an indemnified
                  party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld or delayed).

                           (d) Each party hereby consents to the non-exclusive
                  Jurisdiction of any court in which a Proceeding is brought against any Buyer Indemnified Person or Seller Indemnified Person for purposes of any claim that such person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such party with respect to such a claim anywhere in the world.

                  Section 11.9 Procedure For Indemnification - Other Claims.

                  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                  ARTICLE XII.
                               GENERAL PROVISIONS

                  Section 12.1 Confidentiality; Public Announcements.

                           (a) Buyer and Seller shall maintain in confidence,
                  and shall cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary in connection with any Proceeding.

                           (b) Any public announcement or similar publicity with
                  respect to this Agreement or the Contemplated Transactions may be issued, if at all, at such time and in such manner as mutually agreed to by Buyer and Seller; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by applicable Legal Requirements to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do by applicable Legal Requirements shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, notice thereof to the other party not less than two (2) days prior to such disclosure and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Subject to the foregoing, Seller and Buyer shall consult with each other concerning the means by which Seller's employees, customers, and suppliers and others having dealings with the Seller will be informed of the Contemplated Transactions.

                  Section 12.2 Expenses.

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. In the event of termination of this Agreement, the obligation of each party to pay its own expenses is subject to any rights of such party arising from a Breach of this Agreement by another party.

                  Section 12.3 Notices.

                  All notices, Consents, waivers, and other communications under this Agreement must be in writing and are deemed to have been duly given when
(a) delivered by hand with written confirmation of receipt, (b) sent by facsimile with confirmation of transmission by the transmitting equipment, (c) five (5) days after delivery, if sent by certified mail, return receipt requested, or (d) one (1) day after delivery, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):

            Buyer:           Cytomedix, Inc.
                             Three Parkway North
                             Deerfield, Illinois 60015
                             Attention: Christopher J. Caywood
                             Vice President of Strategy and Business Development
                             Fax: (847) 405-7801

            with a copy to:  Latham & Watkins
                             1001 Pennsylvania Ave., N.W.
                             Suite 1300
                             Washington, D.C. 20004
                             Attention: Stuart S. Kurlander, Esq.
                             Fax: (202) 637-2201

            Seller:          Curative Health Services, Inc.
                             150 Motor Parkway
                             Hauppauge, New York 11788
                             Attention: William Tella
                             Sr. Vice President of Business Development
                             Fax: (631) 233-8107

            with a copy to:  Dorsey & Whitney, LLP
                             250 Park Avenue
                             New York, New York 10177
                             Attention: Seth I. Truwit, Esq.
                             Fax: (212) 953-7201

                  Section 12.4 Jurisdiction, Service of Process.

                  Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court located therein, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  Section 12.5 Enforcement of Agreement.

                  Seller acknowledges and agrees that Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Seller could not be adequately compensated by monetary damages. Accordingly, Seller agrees that, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking.

                  Section 12.6 Waiver.

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement operates as a waiver of such right, and no single or partial exercise of any such right precludes any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party is applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party is deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  Section 12.7 Entire Agreement and Modification.

                  This Agreement supersedes all prior agreements (including that certain Letter of Intent by and between Cytomedix, Inc. and Curative Health Services dated July 17, 2000 (including any extensions thereof), and that certain Confidentiality Agreement by and between Cytomedix, Inc. and Curative Health Services dated June 6, 2000), whether written or oral, between the parties with respect to its subject matter and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed on behalf of each of the parties hereto.

                  Section 12.8 Assignments, Successors, and No Third-Party
Rights.

                  No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions, provided that no such assignment or delegation shall relieve Buyer from any of its obligations hereunder. Subject to the preceding sentence, this Agreement applies to, is binding in all respects upon, and inures to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement is to be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 12.8.

                  Section 12.9 Severability.

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

                  Section 12.10 Section Headings, Construction, Schedules.

                  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Exhibits and Schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. The statements in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be available in the interpretation of this Agreement.

                  Section 12.11 Governing Law.

                  This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

                  Section 12.12 Execution of Agreement, Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            CYTOMEDIX, INC.


                            By:
                                  -------------------------------------------
                            Name:
                                  -------------------------------------------
                            Its:
                                  -------------------------------------------


                            CYTOMEDIX N.V.


                            By:
                                  -------------------------------------------
                            Name:
                                  -------------------------------------------
                            Its:
                                  -------------------------------------------


                            CURATIVE HEALTH SERVICES, INC.


                            By:
                                  -------------------------------------------
                            Name:
                                  -------------------------------------------
                            Its:
                                  -------------------------------------------


                            CHS SERVICES, INC.


                            By:
                                  -------------------------------------------
                            Name:
                                  -------------------------------------------
                            Its:
                                  -------------------------------------------

                           LIST OF SCHEDULES/EXHIBITS

Exhibit 2.5 - Purchase Price Allocation
Exhibit 2.7(a)(i) - Bill of Sale
Exhibit 2.7(a)(ii) - Assignment and Assumption Agreement
Exhibit 2.7(a)(iii) - Assignment and Assumption of Lease
Exhibit 2.7(a)(iv) - Assignment of Marks
Exhibit 2.7(a)(v) - Assignment of Patents
Exhibit 2.7(a)(viii) - Royalty Agreement
Exhibit 2.7(a)(ix) - Transition Services Agreement
Exhibit 2.7(a)(x) - Supply Agreement
Exhibit 2.7(a)(xi) - Cytomedix N.V. Guaranty Agreement
Exhibit 2.7(a)(xii) - Cytomedix, Inc. Guaranty Agreement
Exhibit 7.4(a) - Opinion of Seller's Counsel
Exhibit 8.4(b) - Opinion of Buyer's Counsel

Schedule A - Permitted Non-Real Property Encumbrances
Schedule 2.1(a)(ii) - Tangible Personal Property
Schedule 2.1(a)(vi) - Promotional Materials
Schedule 2.1(a)(viii) - Seller Claims
Schedule 2.2(c) - Excluded Seller Prepaid Expenses
Schedule 2.2(e) - Excluded Seller Contracts
Schedule 2.2(j) - Excluded Seller Assets
Schedule 2.4(a)(ii) - Assumed Liabilities
Schedule 2.8(b) - Interim Tangible Assets Book Value
Schedule 3.1(a) - Organization and Good Standing- Curative Health Services
Schedule 3.1(b) - Governing Documents- Curative Health Services
Schedule 3.1(c) - Organization and Good Standing - CHS Services
Schedule 3.1(d) - Governing Documents- CHS Services
Schedule 3.2(b) - No Conflict (Seller)
Schedule 3.2(c) - Consents (Seller)
Schedule 3.5 - Sufficiency of Assets
Schedule 3.6(b) - Real Property
Schedule 3.6(c) - Leased Parcels
Schedule 3.6(d) - Hospital Parcels
Schedule 3.7(a) - Non-Real Property Encumbrances
Schedule 3.9 - No Undisclosed Liabilities (Seller)
Schedule 3.12(a) - Employees
Schedule 3.12(d) - Employment Matters
Schedule 3.14(a) - Legal Requirements
Schedule 3.14(b) - Government Authorizations
Schedule 3.15(a) - Legal Proceedings
Schedule 3.15(b) - Orders
Schedule 3.16 - Absence of Certain Changes and Events
Schedule 3.17(a) - Contracts
Schedule 3.17(b) - Certain Contractual Events
Schedule 3.18 - Insurance
Schedule 3.19(a) - Environmental Matters
Schedule 3.19(b) - Environmental Matters
Schedule 3.19(c) - Environmental Matters

Schedule 3.19(d) - Environmental Matters
Schedule 3.19(e) - Environmental Matters
Schedule 3.19(f) - Environmental Matters
Schedule 3.20(a)(i)(C) - Excluded Copyrights
Schedule 3.20(a)(i)(D) - Excluded Trade Secrets
Schedule 3.20(b) - Royalties
Schedule 3.20(c) - Encumbrances (Intellectual Property Assets)
Schedule 3.20(d) - Proprietary Rights Agreements
Schedule 3.20(e) - Patents
Schedule 3.20(f) - Marks
Schedule 3.20(g) - Copyrights
Schedule 3.20(i) - Trade Secrets
Schedule 3.21(a) - FDA Related Legal Requirements
Schedule 3.23 - Related Persons
Schedule 4.2(b) - No Conflict (Buyer)
Schedule 4.2(c) - Consents (Buyer)
Schedule 4.7 - No Undisclosed Liabilities (Buyer)



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